UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BROADSTONE NET LEASE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statements, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

207 High Point Drive, Suite 300

Victor, New York 14564

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Thursday, May 2, 2024 at 1:00 p.m., Eastern Time
Place:	Online at www.proxydocs.com/BNL
Items of Business:
1.
To elect directors to our Board of Directors for the ensuing year;
2.
To approve, in a non-binding advisory vote, the compensation of our named executive officers as further described in this Proxy Statement;
3.
To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; and
4.
To transact such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Record Date:	Stockholders as of the close of business on Friday, March 1, 2024 are entitled to vote.
Proxy Voting:	You can authorize a proxy to vote your shares:

Internet	By visiting www.proxydocs.com/BNL

Phone	By calling 1-866-390-5372

Mail	By signing and returning your proxy card if you received paper materials

For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank, or other nominee. Regardless of whether you expect to attend the meeting, please vote your shares ahead of time by authorizing a proxy to vote your shares in one of the ways outlined above. If, after providing voting instructions, you later decide to change your vote, you may do so by (i) delivering a written statement to the Secretary of the Company stating that the proxy is revoked, which must be received prior to the Annual Meeting; (ii) submitting a subsequent proxy with a later date (provided such proxy is received prior to the Annual Meeting); or (iii) attending the Annual Meeting virtually and voting electronically during the Annual Meeting. Your subsequent proxy authorization will supersede any proxy authorization you previously made.

By Order of the Board of Directors of Broadstone Net Lease, Inc.,

John D. Callan, Jr.
SVP, General Counsel, and Secretary
March 22, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 2, 2024

Our Annual Report for the fiscal year ended December 31, 2023, the Notice of Annual Meeting of Stockholders, this Proxy Statement, and a form of proxy are available at www.proxydocs.com/BNL.

We are pleased to comply with rules adopted by the Securities and Exchange Commission that allow companies to distribute their proxy materials over the Internet. On or about March 22, 2024, we mailed or otherwise made available to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report for the fiscal year ended December 31, 2023. The Notice of Internet Availability also includes instructions to access your form of proxy to vote via the Internet.

Internet distribution of our proxy materials is designed to ensure faster receipt of such materials by our stockholders, lower the cost of the Annual Meeting and is more environmentally friendly than mailing materials. If you would prefer to receive paper proxy materials, please follow the instructions included in the Notice of Internet Availability.

207 High Point Drive, Suite 300

Victor, New York 14564

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 2, 2024

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

We are providing you with this Proxy Statement, which contains information about the items to be voted upon at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). Our principal executive offices are located at 207 High Point Drive, Suite 300, Victor, New York 14564. The words “we,” “us,” “our,” or “Company,” refer to Broadstone Net Lease, Inc.

When and where is the Annual Meeting?

The Annual Meeting will be held on Thursday, May 2, 2024, at 1:00 p.m., Eastern Time. The Annual Meeting will be a completely “virtual meeting” of stockholders. You may attend the Annual Meeting virtually, and vote your shares electronically, by visiting www.proxydocs.com/BNL. In order to attend, you must register in advance at www.proxydocs.com/BNL prior to the deadline of Monday, April 29, 2024 at 5:00 p.m., Eastern Time. Upon completing your registration, you will receive further instructions via e-mail that you must follow to attend the Annual Meeting.

What is this document and why did I receive it?

We have made the Proxy Statement and the proxy card available to you via the Internet or, upon your request, have delivered printed copies of these materials to you by mail. This Proxy Statement is being furnished to you as a stockholder of Broadstone Net Lease, Inc. because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement contains information that stockholders should consider before voting on the proposals to be presented at the Annual Meeting.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?

We have elected to provide access to our proxy materials on the Internet in accordance with rules adopted by the Securities and Exchange Commission (the “SEC”). Accordingly, on or about March 22, 2024, we mailed or otherwise made available to our stockholders of record at the close of business on March 1, 2024 (the “Record Date”) a Notice of Internet Availability. The Notice of Internet Availability contains instructions on how to access our proxy materials, including our Proxy Statement and Annual Report for the fiscal year ended December 31, 2023. The Notice of Internet Availability also includes instructions to access your form of proxy to vote via the Internet.

Internet distribution of our proxy materials is designed to ensure faster receipt of such materials by our stockholders, lower the cost of the Annual Meeting, and is more environmentally friendly than mailing materials. If you would prefer to receive paper proxy materials, please follow the instructions included in the Notice of Internet Availability.

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What is a Proxy?

A proxy is a person who votes the shares of stock of another person who is not able to attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing the designated officers of the Company as your proxy and you are giving them authority to vote your shares of the Company's common stock, $0.00025 par value per share (the “Common Stock”) at the Annual Meeting. The appointed proxies will vote your shares of Common Stock as you instruct unless you submit your proxy without instructions. If you submit your proxy without instructions, the proxies will vote in accordance with the recommendation of our Board of Directors with respect to any proposals to be voted upon or, in the absence of such a recommendation, in their discretion. If you do not submit your proxy, the proxies will not vote your shares of Common Stock. Therefore, it is important for you to return the proxy card to us (or submit your proxy via telephone or electronically) as soon as possible, regardless of whether you plan on attending the meeting.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote upon the following four proposals:

1.
To elect directors to our Board of Directors for the ensuing year;
2.
To approve, in a non-binding advisory vote, the compensation of our named executive officers as further described herein;
3.
To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; and
4.
To transact such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Members of our management team will be available during the Annual Meeting to respond to questions from our stockholders. In addition, representatives of Deloitte & Touche LLP, our independent registered public accounting firm, are expected to be available during the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from our stockholders.

How is this solicitation being made and who will bear the costs of soliciting votes?

Solicitation of proxies will be primarily by mail. Our directors, officers, and employees, none of whom will receive additional compensation for their services, may also solicit proxies by telephone, in person, or by e-mail. We have hired Donnelley Financial Solutions (“Donnelley”) and Mediant Inc. (“Mediant”) to assist us in the distribution of our proxy materials. All the expenses of preparing, assembling, printing, and mailing the materials used in the solicitation of proxies will be borne by us, and we will pay Donnelley and Mediant customary fees and expenses for these services. We do not anticipate any expenses attributed to the solicitation of proxies at this time.

Will my vote make a difference?

Yes! Your vote is needed to ensure that the proposals can be acted upon. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder proxies. We encourage you to participate in the governance of our Company.

Who is entitled to vote?

Holders of record of our shares of Common Stock as of the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting, or any postponements or adjournments of the Annual Meeting. As of the Record Date, there were 188,372,754 shares of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each such outstanding share of Common Stock entitles its holder to cast one vote on each proposal to be voted on during the Annual Meeting.

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What constitutes a quorum?

A quorum of stockholders is required for stockholders to take action at the Annual Meeting, except that the Annual Meeting may be adjourned if less than a quorum is present. The presence, either in person or by proxy, of at least a majority of the shares of Common Stock entitled to be cast at the Annual Meeting on any matter will constitute a quorum. If a quorum is not present at the Annual Meeting, or if a quorum is present but sufficient votes to approve a proposal are not received, the chairman of the Annual Meeting may adjourn the Annual Meeting from time to time to a date not more than 120 days from the original Record Date to permit further solicitation of proxies.

How is quorum determined?

For the purpose of determining whether a quorum is present at the Annual Meeting, shares that are voted “For,” “Against,” or “Abstain,” as applicable, will be treated as being present at the Annual Meeting. Accordingly, if you have returned a valid proxy or attend the Annual Meeting, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters. Broker non-votes (defined below) will also be counted as present for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker does not vote on a matter on the proxy card because the broker does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner.

How do I vote?

If you are a registered stockholder as of the Record Date, you may vote electronically by attending the Annual Meeting and following instructions to vote. Additionally, you may use any of the following options for authorizing a proxy to vote your shares prior to the Annual Meeting:

1.
Via the Internet by visiting www.proxydocs.com/BNL and following the on-screen instructions;
2.
By telephone by calling 1-866-390-5372 and following the instructions; or
3.
By mail by completing, signing, dating, and returning your proxy card if you have received paper materials.

If you authorize a proxy by telephone or Internet, you are not required to mail your proxy card. See the attached proxy card for additional instructions on how to vote.

All proxies that are properly executed and received by us prior to the Annual Meeting, and are not revoked, will be voted at the Annual Meeting in accordance with the instructions on those proxies.

Even if you plan to attend the Annual Meeting, we urge you to submit a proxy via the Internet, or by telephone or mail, to ensure the representation of your shares at the Annual Meeting.

What happens if I submit my proxy without providing voting instructions on all proposals?

If no instructions are specified on a properly executed proxy, it will be voted as follows:

•
If you are a stockholder of record, “FOR” the election of each of the Director nominees set forth in Proposal No. 1 of this Proxy Statement. If you are a beneficial owner whose shares are held of record by a broker, a broker non-vote will occur and no vote will be cast.
•
If you are a stockholder of record, “FOR” the non-binding approval of executive compensation in fiscal 2023 as described more fully in Proposal No. 2 of this Proxy Statement. If you are a beneficial owner whose shares are held of record by a broker, a broker non-vote will occur and no vote will be cast.
•
If you are a stockholder of record or if you are a beneficial owner whose shares are held of record, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described more fully in Proposal No. 3 of this Proxy Statement.

How do I vote if I hold my shares in “street name”?

If your shares are held by your bank or broker as your nominee (that is, in “street name”), you are considered the beneficial owner of your shares, but your bank or broker is considered the record owner. You should receive a proxy or voting instruction form from the institution that holds your shares. Follow the instructions included on that form regarding how to instruct your broker to vote your shares.

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Can I change or revoke my vote?

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. You may revoke your proxy by: (i) delivering a written statement to the Secretary of the Company stating that the proxy is revoked, which must be received prior to the Annual Meeting; (ii) submitting a subsequent proxy with a later date (provided such proxy is received prior to the Annual Meeting); or (iii) attending the Annual Meeting virtually and voting electronically during the Annual Meeting.

If we receive your proxy authorization by telephone or over the Internet, we will use procedures reasonably designed to authenticate your identity, to allow you to authorize the voting of your shares in accordance with your instructions and to confirm that your instructions have been properly recorded. To revoke a proxy previously submitted by Internet, telephone or mail, you may simply authorize a proxy again at a later date using the procedures set forth above, but before the deadline for Internet, telephone or mail voting, in which case the later submitted proxy will be recorded and the earlier proxy revoked.

If your shares are held by your broker or bank as a nominee or agent, you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

What happens if additional proposals are presented at the Annual Meeting?

Other than the matters described in this Proxy Statement, we do not expect any additional matters to be presented for a vote at the Annual Meeting. If other matters are presented and you are voting by proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and then disclose the final results in a Current Report on Form 8-K filed with the SEC within four business days after the date of the Annual Meeting. If final voting results are not known when such Form 8-K is filed, they will be announced in an amendment to such Form 8-K within four business days after the final results become known.

How can I get additional copies of this Proxy Statement and additional information?

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may obtain additional copies of this Proxy Statement and all other documents filed by us with the SEC free of charge from our website at https://investors.bnl.broadstone.com, or by calling our Investor Relations team at 585-287-6500.

Our website address is provided for your information and convenience. Our website is not incorporated into this Proxy Statement and should not be considered part of this Proxy Statement. Additionally, you may read and copy any reports, statements or other information we file with the SEC free of charge on the website maintained by the SEC at http://www.sec.gov.

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2023 HIGHLIGHTS

Financial Highlights

During fiscal 2023, we:

•
Generated a total shareholder return of approximately 14.0%.
•
Invested $165.6 million, including $97.2 million in three development funding opportunities, and $68.4 million in four property acquisitions and revenue generating capital expenditures in eight existing properties at a weighted average initial cash capitalization rate of 7.2%, with a weighted average remaining lease term of 15.5 years and minimum annual rent increases of 1.8%.
•
Sold 14 properties at a weighted average cash capitalization rate of 6.0%, for gross proceeds of $200.1 million, recognizing a $35.0 million gain over original purchase price.
•
Ended the year with occupancy of 99.4%.
•
Collected 99.8% of base rents due.
•
Generated net income of $163.3 million or $0.83 per diluted share.
•
Generated funds from operations (“FFO”) of $298.6 million or $1.52 per diluted share.(1)
•
Generated core funds from operations (“Core FFO”) of $298.9 million or $1.52 per diluted share.(1)
•
Generated adjusted funds from operations (“AFFO”) of $277.7 million or $1.41 per diluted share.(1)
•
Ended the year with total outstanding debt and Net Debt of $1.9 billion and a Net Debt to Annualized Adjusted EBITDAre ratio (“Leverage Ratio”) of 5.0x.(1)

(1) FFO, Core FFO, AFFO, Net Debt, and Annualized Adjusted EBITDAre are performance measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We present these non-GAAP measures as we believe certain investors and other users of our financial information use them as part of their evaluation of our historical operating performance. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2023 under the heading “Non-GAAP Measures,” which includes discussion of the definition, purpose, and use of these non-GAAP measures as well as a reconciliation of each to the most comparable GAAP measure.

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CORPORATE RESPONSIBILITY

We are committed to being a responsible corporate citizen by conducting our operations in a sustainable and ethical manner. We strive to foster a culture that is inclusive, collaborative, and based on trust, and invest heavily in the health and well-being of our employees. We also strive to conduct our operations in an environmentally responsible way and with a governance structure that requires the highest ethical standards. We believe these commitments benefit both the Company and society and are consistent with our focus on long-term positive impact and value for our stockholders, employees, tenants, partners, and the communities in which we live, work, and invest.

We have an internal Sustainability Committee that manages our sustainability initiatives. Our Sustainability Committee is currently comprised of our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, SVP and General Counsel (Chair), and SVP, Human Resources and Administration. The Board, through its Nominating and Corporate Governance Committee (the “Governance Committee”), has direct oversight of the Company's sustainability initiatives, with discussions regarding sustainability matters and initiatives held between management and each of the Governance Committee and full Board of Directors on at least a quarterly basis.

Corporate Governance Highlights

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•
Our Board of Directors is not classified. Each of our directors is subject to election annually, and we may not elect to be subject to the elective provision of the Maryland General Corporation Law (“MGCL”) that would classify our Board of Directors without stockholder approval.
•
Our Board of Directors is predominantly independent. As of March 1, 2024, eight out of nine of our directors were independent. Assuming all director nominees are elected at the Annual Meeting, the ratio of our independent directors will remain the same for 2024.
•
Our Chairman is independent and a non-executive director. The roles of Chairman of the Board and Chief Executive Officer are separate and our Chairman is a non-executive independent director.
•
Our standing committees are fully independent. We have a fully independent Audit Committee, Compensation Committee, and Governance Committee.
•
Our Audit Committee is comprised of individuals with significant financial expertise. Each of the members of the Audit Committee of the Board of Directors qualifies as an “audit committee financial expert” as defined by the SEC.
•
We expect our directors, officers, and employees to act in accordance with the highest moral, legal, and ethical standards. We have adopted numerous policies and practices to promote the highest moral, legal, and ethical standards in connection with our business, including our Code of Ethics and Business Conduct Policy (the “Code of Ethics”) and Corporate Governance Guidelines, and a general prohibition on hedging and/or pledging our shares of Common Stock. Further, we have adopted a Whistleblower Policy and have a whistleblower hotline through which anonymous reports regarding the violation of any law, regulation or Company policy may be made. In 2023, we adopted an Anti-Bribery and Anti-Corruption Policy, and revised our existing Compensation Clawback Policy to comply with new SEC rules and New York Stock Exchange (“NYSE”) Listing Standards. We also revised our Code of Ethics to incorporate provisions of the new Anti-Bribery and Anti-Corruption Policy and provisions that further promote honest and ethical conduct and compliance with applicable laws and government rules and regulations. As part of employee onboarding, each employee meets with our SVP and General Counsel to review and discuss our Code of Ethics, Insider Trading Policy, and Anti-Bribery and Anti-Corruption Policy.
•
We have robust Stock Ownership Guidelines. Our Chief Executive Officer is required to own shares of our Common Stock (excluding unvested shares of restricted stock) with a market value of at least 6 times his annual base salary and our Chief Operating Officer and Chief Financial Officer are each required to own shares of our Common Stock (excluding unvested shares of restricted stock) with a market value of at least 3 times their respective annual base salary. Additionally, each of our Senior Vice Presidents is required to own shares of our Common Stock (including unvested shares of restricted stock) with a market value of at least 1.5 times their respective annual base salary. Our non-employee directors are required to own shares

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of our Common Stock (excluding unvested shares of restricted stock) with a market value of at least 5 times their current annual cash retainer.
•
We do not permit the use of corporate funds for political contributions. While the Company and its employees belong to certain trade associations and similar organizations, the use of corporate funds for political purposes is generally prohibited. During the year ended December 31, 2023, the Company made no political contributions.
•
Stockholders may amend our Charter and Bylaws. At our 2023 Annual Meeting of Stockholders, our stockholders voted to amend and restate our Articles of Incorporation (as amended and restated from time to time, our "Charter") to give stockholders the ability to further amend the Charter by majority vote (with the exception of certain provisions of the Charter that pertain to customary REIT ownership requirements). Additionally, stockholders have the ability to amend our Second Amended and Restated Bylaws (the “Bylaws”) by majority vote.
•
Stockholder Engagement. We value investor input and provide investors with many opportunities to provide feedback to our management team, including one-on-one sessions, group meetings, and other formal events. These meetings covered a range of topics, including our financial condition and results of operations, investment, finance and operation strategies, stock price performance, economic, industry and market trends, sustainability, and corporate governance practices and policies.
•
We opted out of certain anti-takeover protections afforded by the MGCL. We have opted out of the business combination and control share acquisition statutes in the MGCL and may not opt back into such provisions without stockholder approval.
•
We do not have a “Poison Pill.” We do not have a stockholder rights plan, and we will not adopt a stockholder rights plan in the future without (a) the approval of our stockholders, or (b) seeking ratification from our stockholders within 12 months of adoption of the plan if the Board of Directors determines, in the exercise of its duties under applicable law, that it is in our best interest to adopt a rights plan without the delay of seeking prior stockholder approval.

Environmental Stewardship

As owners of commercial real estate, we recognize the need for responsible and sustainable environmental policies and practices. To that end, we seek to minimize our overall impact on the environment within the context of our business and encourage environmentally responsible behavior among our employees, vendors, and other business relationships.

We are an industrial-focused, diversified net lease real estate investment trust that invests in primarily single-tenant commercial real estate properties that are net leased on a long-term basis to a diversified group of tenants. Pursuant to the terms of our leases, our tenants are solely responsible for operating their businesses, including having day-to-day control of each property. As a result, our tenants control their energy usage and have the ultimate say of when and how to implement environmentally responsible practices at our properties. While we do not control our tenant businesses, we recognize that the operation of commercial real estate assets can have a meaningful impact on the environment and believe that we can contribute to the implementation of environmentally responsible and sustainable practices by being conscious of and seeking to address environmental impacts within our control and supporting our tenants to do the same. Our efforts include:

•
Property Assessments. We conduct an assessment of every property we consider for acquisition based on current industry standards and best practices. Environmental conditions and risks are carefully reviewed and mitigated by a cross-functional team as part of our customary pre-acquisition due diligence process. This includes obtaining a Phase I environmental assessment (a “Phase I”) for each property. We review each Phase I to understand the environmental condition of a property and to determine whether the property and operations on the property meet applicable environmental standards and, to the extent needed, remediate any discovered environmental concerns discovered at a property.
•
Ongoing Insurance Evaluations. We conduct evaluations for each property in our portfolio to ensure appropriate coverage is in place, either directly or through the tenant pursuant to the terms of our leases, or necessary financial resources are provided to address any unforeseen environmental issue, natural disaster, or other risk based on industry best practices.

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•
Tenant Engagement. We strive to engage with our tenants regarding environmentally responsible and sustainable practices and these initiatives play an important role in our sustainability efforts given the nature of our business. We oversee property-level improvements that promote and encourage responsible and sustainable practices.

Social Responsibility

Our commitment to our employees is central to our ability to continue to deliver strong performance and financial results for our stockholders and other stakeholders. We seek to create and cultivate an engaging work environment for our employees, which allows us to attract, retain, and develop top talent to manage our business. We also encourage our employees to be actively involved in the communities in which they live through various initiatives.

As part of our commitment to our employees and our community members, as well as supporting and giving back to those in need, we have focused on the following programs:

•
Diversity, Equity, and Inclusion. We are committed to creating and maintaining a culture of inclusion and connectedness and we believe the Company is better able to grow and improve with a diverse Board of Directors, management, and team of employees. To that end, we value and advance the diversity and inclusion of the people with whom we work. Our Diversity, Equity, and Inclusion (“DE&I”) Committee spearheads ongoing efforts to design and implement related programs and deepen our commitment to this important initiative. DE&I program updates are routinely reported to the Board of Directors and employees. Our commitment to diversity extends to the composition of our Board of Directors and our workforce. As of December 31, 2023, four of our nine directors identify as female and 56% of our directors identify with underrepresented groups. Further, as of December 31, 2023, employees who identify as female comprise 58% of our workforce, 35% of our officers, and 30% of our Senior Leadership Team, and approximately 14% of our employees have self-reported as Hispanic or Latino, Black or African American, Asian, or Two or More Races.
•
Community Engagement. We believe in our responsibility to help and be a force for social good in the communities we call home and do so through various corporate giving and philanthropic endeavors. Our community engagement efforts are led by our employees through a dedicated committee that is responsible for engaging with community organizations, planning and organizing various opportunities for employees to make a difference through volunteer giving and service, and facilitating corporate donation and fundraising drives. These efforts allow us to offer numerous opportunities for employees to prioritize community involvement and is further encouraged by providing employees with dedicated time off per year to focus on community service and volunteering for causes of personal interest.
•
Employee Development and Engagement. We strive to create an engaging work experience that allows for career development and related opportunities. We offer numerous opportunities for our employees to engage in personal and professional development, including educational support and opportunities for tuition assistance and reimbursement, participation in industry conferences and networking events, individual leadership and management training, access to an online learning library, an in-office library with a curated collection of personal and professional development books, town hall meetings with our CEO and senior leadership team, group trainings (e.g., underwriting, real estate fundamentals, cybersecurity, computer skills, safety, ethics, harassment prevention, and DE&I related content), and peer mentorship opportunities. We strive to foster transparent and open communication and dialogue between our senior leaders and our employee base and develop opportunities for social connectedness through fun family friendly gatherings and various employee appreciation events.
•
Employee Total Rewards and Wellness. Our employees are our most valuable assets, and their individual and group contributions drive our performance and success. As a result, we are focused on and invest in our team’s overall health, wellness, and engagement. We employ numerous strategies and initiatives to nurture and nourish our employees’ and their dependents' financial, physical, mental, and emotional well-being, including, among other things, competitive compensation programs including performance-based bonuses and equity programs for all, employee benefits (with 100% employer-paid healthcare options), 401(k) with employer match and immediate vesting, generous paid time off programs with an annual corporate shutdown week, paid caregiver leave, on-site flu vaccinations, employer-paid legal services, access to an employee assistance program, fringe benefits to make both the Company and home office environments more comfortable, including flexibility in work locations and schedules, and access to other health and wellness resources.

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CORPORATE GOVERNANCE

Board Structure

We operate under the direction of our Board of Directors, which is responsible for the management and control of our affairs. Our Board of Directors currently consists of nine members and will be comprised of nine members upon the conclusion of the Annual Meeting. Our Bylaws provide that the number of our directors may be established, increased, or decreased by a majority of our entire Board of Directors from time to time, provided that the number of directors constituting the Board of Directors may never be less than the minimum number required by Maryland law, nor more than twelve.

Each director elected at the Annual Meeting will hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal. A director may resign at any time by delivering his or her resignation to the Board of Directors, the Chairman of the Board, or the Secretary of the Company. Any vacancies on our Board of Directors for any cause, except an increase in the number of directors, may be filled by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and a majority of the entire Board of Directors may fill a vacancy that results from an increase in the number of directors. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is elected and qualified.

At any meeting of the Board of Directors, except as otherwise required by law, a majority of the total number of directors then in office will constitute a quorum for all purposes.

Board Leadership Structure

To reduce or eliminate certain potential conflicts of interest in our operations, our Charter requires that a majority of our directors be "Independent Directors" (as defined by our Charter), as discussed in detail below. While our governance documents do not require the separation of the offices of Chairman of the Board and Chief Executive Officer, our Company and Board of Directors currently operate under a leadership structure with separate roles for our Chairman of the Board and our Chief Executive Officer. Pursuant to this structure, our Chairman presides over meetings of, and matters before, the Board of Directors, and our Chief Executive Officer is responsible for the general management of our business, financial affairs, and day-to-day operations. The Board of Directors believes that this allocation of responsibilities strikes an effective balance between efficient operational leadership and strong independent oversight, and is currently the most appropriate leadership structure for the Company.

Additionally, if our Chairman is not an independent director, the Board of Directors may appoint a Lead Independent Director to complement the leadership of the Chairman and the Chief Executive Officer. Key responsibilities of the Lead Independent Director would include, among others, facilitating communications between the Independent Directors and the Chairman of the Board, the Chief Executive Officer, and other members of management, and, if our Board of Directors determines that our Chairman is conflicted with respect to a particular matter, presiding over meetings and discussions regarding such matter. Our Chairman and Lead Independent Director are each nominated by the Governance Committee and each serve for an annual term beginning at the Board of Directors meeting following the annual meeting of stockholders at which such directors are elected. Our current Chairman, Laurie A. Hawkes, is independent so we will not have a Lead Independent Director for the upcoming term.

Director Independence

Our Board of Directors has determined that each of Mmes. Hawkes, Brooks-Williams, Duran, and Felice and each of Messrs. Coke, Jacobstein, Narasimhan, and Watters is an “Independent Director” pursuant to our Charter. In determining that Ms. Brooks-Williams qualified as an Independent Director, our Board of Directors considered that: (1) Ms. Brooks-Williams is the head of a division of a company with which the Company has entered into a lease transaction in the ordinary course of its business; (2) the lease was negotiated on arms’ length terms, and Ms. Brooks-Williams had no direct or indirect involvement in the lease transaction; (3) Ms. Brooks-Williams was not a member of the Board of Directors at the time the Company entered into the lease; and (4) Ms. Brooks-Williams has no pecuniary interest in the lease. In determining that Ms. Felice qualified as an Independent Director, our

10	2024 Proxy Statement

Board of Directors considered that: (1) Ms. Felice is the Chief Financial Officer of BJ’s Wholesale Club Holdings, Inc. (“BJ’s”); (2) BJ’s was previously a tenant of the Company pursuant to a lease that was assumed by the Company in an arms’ length transaction; (3) a termination of such lease was negotiated in fiscal 2021 and became effective in January 2023; (4) Ms. Felice had no direct involvement in the negotiation of the lease terms or termination of the lease; (5) Ms. Felice was not a member of the Board of Directors at the time the Company entered into the lease or the agreement effectuating the termination of such lease; and (6) Ms. Felice had no pecuniary interest in the lease or termination thereof.

Meetings of the Board of Directors

The Board of Directors met seven times during the year ended December 31, 2023. All of the members of the Board of Directors attended at least 75% of the total number of meetings held by the Board of Directors and each committee of the Board of Directors on which he or she served during his or her period of service. Directors who are unable to attend meetings due to scheduling conflicts receive all materials and are briefed on matters presented to the Board of Directors. We do not have a formal policy requiring directors to attend annual meetings of stockholders, although we do encourage their attendance. All of our directors attended our 2023 Annual Meeting of Stockholders.

Communicating with the Board of Directors

Our Board of Directors provides a process for interested parties to send communications to them. Any interested party who desires to contact members of our Board of Directors may do so by sending written communications addressed to such director(s)s to the Company's Secretary, Broadstone Net Lease, Inc., 207 High Point Drive, Suite 300, Victor, NY 14564. We will forward all such communications (other than unsolicited advertising materials) to such member or members of our Board of Directors, as deemed appropriate by our Secretary based upon the facts and circumstances outlined in the communication received.

Committees of the Board

Our Board of Directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full meeting of our Board of Directors. Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Governance Committee, each of which is comprised entirely of Independent Directors. Upon the invitation and request of a committee Chair, members of management, including our Chief Executive Officer, may attend committee meetings, with such presence being predicated on input on matters of discussion during all or a portion of the relevant meeting. Members of the Audit Committee, Compensation Committee, and Governance Committee, as well as the entire Board of Directors, regularly meet in Executive Session with and without management.

The Audit Committee, Compensation Committee, and Governance Committee each operate under a written charter that was approved by the Board of Directors, each of which is available on our website at https://investors.bnl.broadstone.com.

11	2024 Proxy Statement

The following table provides a summary of the selected areas of Board of Directors and committee oversight.

Area of Oversight	Audit	Compensation	Governance	Full Board of Directors
Board Governance			●	●
Compensation Trends and Practices		●		●
Corporate Strategy				●
Diversity, Equity & Inclusion (“DE&I”) Matters		●	●	●
Enterprise Risk Management	●			●
Sustainability Matters		●	●	●
Information Technology and Cybersecurity Matters	●			●
Legal and Regulatory Compliance	●		●	●
Privacy and Data Security	●			●
Tax Matters	●			●

The following table indicates current committee assignments and the number of times each committee met in fiscal 2023. Up to date information regarding committee assignments is available on our website at https://investors.bnl.broadstone.com.

Director	Audit	Compensation	Governance	Real Estate Investment**
Denise Brooks-Williams			●	●
Michael A. Coke	Chair			●
Jessica Duran	●	●
Laura Felice	●		●
Laurie A. Hawkes		●		●
David M. Jacobstein	●	Chair	●
John D. Moragne
Shekar Narasimhan			●	Chair
Geoffrey H. Rosenberger*	●		●
James H. Watters		●	Chair
Number of meetings in Fiscal 2023	4	9	4	1

* Mr. Rosenberger retired from the Board of Directors, effective at the conclusion of the Company’s 2023 Annual Meeting of Stockholders on May 4, 2023.

** The Real Estate Investment Committee was dissolved by the Board of Directors on April 27, 2023.

12	2024 Proxy Statement

Audit Committee

The Audit Committee meets on a regular basis, at least quarterly, and more frequently as the chair of the Audit Committee deems necessary. The Audit Committee must at all times be comprised of at least three members, and each member of the Audit Committee must be an Independent Director. The purpose of the Audit Committee is to assist our Board of Directors in fulfilling its duties and responsibilities regarding, in addition to other related matters:

•
the integrity of our financial statements and other financial information provided by us to our stockholders and others;
•
the selection of our independent auditors and review of the auditors’ qualifications and independence;
•
the evaluation of the performance of our independent auditors;
•
oversight of the Company’s compliance with legal and regulatory requirements that could have a significant impact on our financial statements;
•
the review of, and oversight over, the implementation of our risk management policies; and
•
the review of, and oversight over, cybersecurity related matters.

The Audit Committee is also responsible for engaging, evaluating, compensating, and overseeing an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans for and results of the audit engagement, approving services that may be provided by the independent registered public accounting firm, including audit and non-audit services, such as tax services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees, and reviewing the adequacy of our internal accounting controls. The Audit Committee will also prepare the audit committee report required by SEC regulations to be included in our annual report on Form 10-K.

Our Audit Committee is composed of Messrs. Coke (Chair) and Jacobstein, and Mmes. Duran and Felice. Our Board of Directors determined affirmatively that each member of our Audit Committee qualifies as an “audit committee financial expert” as such term has been defined by the SEC in Item 407(d)(5) of Regulation S-K and that all members of the Audit Committee meet the independence requirements of the SEC and NYSE for audit committee membership. Assuming he is re-elected at the Annual Meeting, Mr. Jacobstein will rotate off the Audit Committee and will no longer be a member, effective upon conclusion of the Annual Meeting.

Compensation Committee

The Compensation Committee meets at least once each year. The Compensation Committee must at all times be comprised of at least three members, and each member of the Compensation Committee must be an Independent Director. The purpose of the Compensation Committee is to assist our Board of Directors in fulfilling its duties and responsibilities regarding, in addition to other related matters:

•
discharging responsibilities relating to compensation of the Company’s Chief Executive Officer, other executive officers, and directors, taking into consideration, among other factors, any stockholder vote on compensation;
•
implementing and administering the Company’s incentive compensation plans and equity-based plans;
•
overseeing and assisting the Company in preparing the Compensation Discussion & Analysis for inclusion in the Company’s Proxy Statement and/or annual report on Form 10-K;
•
providing for inclusion in the Company’s Proxy Statement a description of the processes and procedures for the consideration and determination of executive officer and director compensation; and
•
preparing and submitting for inclusion in the Company’s Proxy Statement and/or annual report on Form 10-K a Compensation Committee Report in accordance with applicable rules and regulations.

The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant, legal counsel, or other adviser as it deems appropriate. The Compensation Committee may form and delegate authority to subcommittees consisting of one or more members when it deems appropriate. Our Compensation Committee is composed of Messrs. Jacobstein (Chair) and Watters, and Mmes. Hawkes and Duran. Our Board of Directors determined that each member of our Compensation Committee meets the definition

13	2024 Proxy Statement

of a “non-employee director” for the purpose of serving on our Compensation Committee under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the independence requirements of the NYSE for compensation committee membership.

Nominating and Corporate Governance Committee

The Governance Committee must at all times be comprised of at least two members, and each member of the Governance Committee must be an Independent Director. The purpose of the Governance Committee is to assist our Board of Directors in fulfilling its duties and responsibilities regarding, in addition to other related matters:

•
identifying and recommending to the full Board of Directors qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders consistent with criteria approved by the Board of Directors;
•
developing and recommending to the Board of Directors a set of corporate governance guidelines applicable to the Company, and implementing and monitoring such guidelines as adopted by the Board of Directors;
•
overseeing the Board of Directors' compliance with financial, legal, and regulatory requirements and its ethics program as set forth in the Company’s Code of Ethics;
•
reviewing and making recommendations to the Board of Directors on matters involving the general operation of the Board of Directors, including the size and composition of the Board of Directors and the structure and composition of its committees;
•
recommending to the Board of Directors nominees and chairs for each committee of the Board of Directors;
•
annually facilitating the assessment of the Board of Director’s performance as a whole and of individual directors, as required by applicable law and regulations;
•
overseeing the Board of Directors' evaluation of management;
•
identifying, reviewing, and advising the Board of Directors and management regarding current and emerging trends, issues, practices, and initiatives with respect to environmental stewardship, social responsibility, and corporate governance; and
•
considering corporate governance issues that may arise from time to time and making recommendations to the Board of Directors with respect thereto.

Our Governance Committee is comprised of Messrs. Watters (Chair), Jacobstein, and Narasimhan and Mmes. Brooks-Williams and Felice. Our Board of Directors determined that each member of our Governance Committee meets the independence requirements of the NYSE for nominating and corporate governance committee membership.

Real Estate Investment Committee

Our Board of Directors established a Real Estate Investment Committee in 2020 after the completion of our management internalization transactions. Until April 27, 2023, when the Real Estate Investment Committee was dissolved by the Board of Directors, the Real Estate Investment Committee was responsible for approving, or recommending that the full Board of Directors approve, transactions in excess of certain thresholds; providing oversight with respect to our investment strategy, criteria, and process; providing assistance and support to management and the Board of Directors in the review and approval of transactions; and reviewing with management on a periodic basis the performance and valuation of properties previously approved for acquisition.

The Real Estate Investment Committee held one meeting in 2023. Until it was dissolved on April 27, 2023, our Real Estate Investment Committee was comprised of Messrs. Narasimhan (Chair) and Coke, and Mmes. Hawkes and Brooks-Williams. The Board of Directors is responsible for all matters that were previously delegated to the Real Estate Investment Committee.

14	2024 Proxy Statement

Oversight of Risk Management by the Board of Directors and Its Standing Committees

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors administers this oversight function directly, with support from its three standing committees: the Audit Committee, the Compensation Committee, and the Governance Committee, each of which addresses risks specific to its respective areas of oversight. Additionally, our Audit Committee is responsible for considering and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements and oversight of the performance of our internal audit function. Finally, the Audit Committee oversees the Company’s enterprise risk management processes, including risks related to information technology and cybersecurity matters. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Governance Committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of the Corporate Governance Guidelines, including whether the Corporate Governance Guidelines are successful in preventing illegal or improper liability-creating conduct.

Information Technology and Cybersecurity

See “Item 1C. Cybersecurity” of our Annual Report on Form 10-K for the year ended December 31, 2023 for a summary of the policies and practices developed and implemented by management and the Board of Directors with respect to the risk assessment and risk mitigation of information technology and cybersecurity matters.

Identification of Director Nominees

The Governance Committee may identify potential candidates for our Board of Directors from other members of the Board of Directors, executive officers, and other contacts. Further, the Governance Committee may engage the services of an independent third-party search firm to assist it in identifying and evaluating potential director candidates who will bring to the Board of Directors specific skill sets as established by the Governance Committee. While we do not have any minimum qualifications with respect to director nominees, the Governance Committee considers many factors in connection with each candidate, including but not limited to the candidate’s character, wisdom, judgment, ability to make independent analytical inquiries, business experiences, understanding of our business environment, acumen, and ability to devote the time and effort necessary to fulfill his or her responsibilities, all in the context of the perceived needs of our Board of Directors at that time. While individual diversity as well as diversity in experience and areas of expertise are factors that are considered by the Governance Committee in its assessment of candidates, neither the Board of Directors nor the Governance Committee has adopted any specific diversity-driven criteria or composition requirements. Our Board of Directors seeks individuals having knowledge and experience in finance and accounting, corporate governance, risk management, and senior leadership. The Governance Committee also considers factors such as experience in the Company’s industry and experience as a board member of another corporation. The Board of Directors also seeks individuals who bring unique and varied perspectives and life experiences to the Board of Directors. As such, the Governance Committee assists the Board of Directors by selecting or recommending candidates who it believes will enhance the overall diversity of the Board of Directors.

The Governance Committee does not have a policy with regard to the consideration of any director candidates recommended by stockholders. The Governance Committee believes that such a policy is not necessary because the members of our Board of Directors have access to a sufficient number of qualified candidates from which to select a nominee if and when a vacancy occurs on the Board of Directors. However, the Governance Committee will consider stockholder recommendations for candidates for our Board of Directors. Nominations by stockholders must be provided in a timely manner and must include sufficient biographical information so that the Governance Committee can appropriately assess the proposed nominee’s background and qualifications. For a stockholder to have his or her candidate considered by the Governance Committee for inclusion as a director nominee at the 2025 annual meeting of stockholders, stockholder submissions of candidates for nomination to the Board of Directors must be received in writing at our offices by the Company’s Secretary, 207 High Point Drive, Suite 300, Victor, New York 14564 no earlier than October 23, 2024 and no later than 5:00 p.m., Eastern Time, on November 22, 2024; provided, however, that in the event that the date of the 2025 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the Annual Meeting, written notice of a stockholder

15	2024 Proxy Statement

proposal must be delivered not earlier than the 150th day prior to the date of the 2025 annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2025 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2025 annual meeting of stockholders is first made. Potential nominees recommended by a stockholder in accordance with these procedures will be considered and evaluated in the same manner as other potential nominees.

Director Orientation and Continuing Education

We provide each director who joins our Board of Directors with an initial orientation about our Company, including our business operations, strategy, policies, and governance. We also provide all of our directors with resources and ongoing education opportunities to assist them in staying informed of real estate markets, developments in corporate governance, and critical issues relating to the operation of boards of public companies and their committees.

Director Stock Ownership Policy

Pursuant to our current director stock ownership policy, each of our non-employee directors are required to acquire and retain ownership of shares of our Common Stock (excluding unvested shares of restricted stock) valued at five (5) times their annual cash retainer (not including any additional retainers for leadership or committee membership) within five years of joining the Board of Directors. Non-employee directors must retain at least 50% of any stock awards received from the Company until the minimum share ownership level is met. Shares of our Common Stock owned indirectly by a non-employee director (e.g., through a spouse) count towards meeting this stock ownership requirement.

Code of Ethics and Business Conduct Policy, Corporate Governance Guidelines, and Anti-Bribery and Anti-Corruption Policy

Our directors, officers, and employees are required to comply with our Code of Ethics, our Corporate Governance Guidelines, and our Anti-Bribery and Anti-Corruption Policy, each of which is available on our website at https://investors.bnl.broadstone.com. Any waiver of the Code of Ethics for our directors or executive officers must be approved by the Board of Directors or the Audit Committee, and any such waiver shall be promptly disclosed as required by law and NYSE regulations. Our employees have access to members of our Board of Directors to report anonymously, if desired, any suspicion of misconduct by any member of the Company. Anonymous reporting is always available through the Company’s whistleblower hotline and reported to our Audit Committee quarterly.

Policy Prohibiting Hedging and Pledging of Company Stock

Under the Company’s Insider Trading Policy, no employee of the Company nor member of the Board of Directors may engage in any hedging transaction that would result in a lack of exposure to the full risks of ownership. Prohibited hedging transactions include, but are not limited to, collars, forward sale contracts, trading in publicly-traded options, puts, calls, or other derivative instruments related to Company stock or debt. In addition, except for the Board of Directors' ability to waive the restrictions in limited circumstances, no employee of the Company, nor member of the Board of Directors may hold Company securities in a margin account, pledge Company securities as collateral for a loan or “short” sell Company securities.

16	2024 Proxy Statement

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Background

Our Charter and Bylaws provide that the number of our directors may be established, increased, or decreased by a majority of our entire Board of Directors from time to time, provided that the number of directors constituting our Board of Directors may never be less than the minimum number required by law in Maryland, our state of incorporation, or more than twelve. Our Board of Directors is currently comprised of nine directors, eight of whom are Independent Directors.

Directors Skills, Qualifications and Attributes

The matrix below illustrates the diverse set of skills, knowledge, experiences, backgrounds, and personal attributes represented on our Board of Directors.

	Brooks-Williams	Coke	Duran	Felice	Hawkes	Jacobstein	Moragne	Narasimhan	Watters
Knowledge, Skills and Experience
Executive Leadership	●	●	●	●	●		●	●	●
Financial and Accounting Expertise	●	●	●	●	●	●		●	●
Human Capital Development	●				●		●		●
IT and Cybersecurity			●				●		●
Legal, Compliance and Regulatory			●	●	●	●	●
Other Public Company Boards		●			●	●
Public and Private Capital Markets Expertise		●		●	●	●	●	●	●
Real Estate	●	●			●	●	●	●	●
Strategic Development and Planning	●	●	●	●	●	●	●	●	●
Demographics
Race/Ethnicity
American Indian or Alaska Native
Asian								●
Black or African American	●
Caucasian		●		●	●	●	●		●
Hispanic or Latino
Native Hawaiian or Other Pacific Islander
Two or More Races			●
Gender
Female	●		●	●	●
Male		●				●	●	●	●
None of the Above
Age
Years Old	56	56	49	42	68	77	41	70	70
Board Tenure
Years	3	3	1	1	7	10	1	16	16

17	2024 Proxy Statement

The Board of Directors and Governance Committee believe that the attributes above, along with the leadership skills, experience and other qualifications below provide the Company with the varying perspectives, skills and judgment necessary to guide the Company’s strategies and oversee their execution.

Required Vote

You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the election of each director nominee. Pursuant to the Bylaws, in an uncontested election, a majority of votes cast at the Annual Meeting is required to elect each Director. “Majority of votes cast” means that the number of shares voted “FOR” a Director’s election exceeds 50% of the total number of votes cast with respect to that Director’s election, with votes “cast” including all votes “FOR”, “AGAINST,” and “ABSTAIN.” There is no cumulative voting in the election of Directors. For purposes of the election of Directors, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote, although abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum. The officer holding the proxies solicited in connection with this Annual Meeting will vote the shares as designated on the proxy, or if no such designation is made, in favor of the election of the nominees.

Pursuant to our Bylaws, if an incumbent nominee to the Board of Directors does not receive the affirmative vote of a majority of the votes cast at the Annual Meeting and therefore is not re-elected, such incumbent Director will promptly tender his or her resignation to the Board of Directors for consideration. The Governance Committee will recommend to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation within ninety (90) days following certification of the stockholder vote and will promptly disclose its decision and rationale as to whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, filing with the SEC or other public announcement, including a posting on the Company’s web site. If any Director’s tendered resignation is not accepted by the Board of Directors, such Director will continue to serve until the next annual meeting of stockholders and until his or her successor is elected and qualified or his or her earlier death, retirement, resignation, or removal. If any Director’s tendered resignation is accepted by the Board of Directors, the Board of Directors may fill the resulting vacancy or decrease the size of the Board of Directors pursuant to the Bylaws.

Board Recommendation

At the Annual Meeting, nine directors are to be elected for the ensuing year and until their successors are elected and qualify. The Board of Directors has nominated nine individuals for re-election at the Annual Meeting, each to serve for a one-year term that expires at our annual meeting of stockholders in 2025 and until their successors have been elected and qualified. All nine nominees for director, listed below, currently serve as a director of the Company and all of the nominees have consented to be named in this Proxy Statement and to serve as a director if elected. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by our Board of Directors.

The following biographical information highlights each nominee’s specific experience, attributes and skills that has led our Board of Directors to conclude that he or she should continue to serve as a director. We have also provided the position and office that each nominee currently holds with the Company. We are not aware of any family relationship among any of the director nominees or executive officers. All director nominee biographical information is as of March 22, 2024.

At the Annual Meeting, we will vote each valid proxy returned to us for the following nine nominees, unless the proxy specifies otherwise: Laurie A. Hawkes, John D. Moragne, Denise Brooks-Williams, Michael A. Coke, Jessica Duran, Laura Felice, David M. Jacobstein, Shekar Narasimhan, and James H. Watters. Proxies may not be voted for more than nine nominees for director. While our Board of Directors does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons as our Board of Directors may designate.

Our Board of Directors unanimously recommends a vote “FOR” each of the nominees listed above for election to our Board of Directors.

18	2024 Proxy Statement

Director Nominee Biographies

Career Highlights

•
Various roles at American Residential Properties, Inc. (NYSE: ARPI) from 2008 through 2016, including co-founder, director, and President and Chief Operating Officer.
•
Various roles at U.S. Realty Advisors, LLC, a single-tenant real estate investment and asset management firm, including partner from 1997 through 2007 and President from 2003 through 2007.
•
Former Managing Director in Real Estate Investment Banking of CS First Boston Corp. from 1993 through 1995.
•
Former Director of Real Estate Investment Banking of Salomon Brothers Inc. from 1979 through 1993.
•
Service on numerous other public, private, and nonprofit boards.
•
Ms. Hawkes holds a B.A. from Bowdoin College and an M.B.A. from Cornell University.

Committee Membership(s)

•
Compensation

Qualifications

We believe that Ms. Hawkes’ investment and business experience, including her service as the President, Chief Operating Officer, and board member of a publicly traded REIT, as well as her extensive net leased investment experience, are invaluable to the Company.

Laurie A. Hawkes Chairman of the Board Independent Director Director since 2016 Chairman since 2021 Age 68
	Other Current Public Directorships • None	Other Public Directorships (Past Five Years) • Appreciate Holdings, Inc. (NASDAQ: SFR)

John D. Moragne Chief Executive Officer and Director Director since 2023 Age 41

Career Highlights

•
Chief Executive Officer of Broadstone Net Lease, Inc. since March 2023.
•
Former Executive Vice President and Chief Operating Officer of Broadstone Net Lease, Inc. from 2018 through 2023.
•
Former Secretary of Broadstone Net Lease, Inc. from 2016 through 2021.
•
Former General Counsel and Chief Compliance Officer of Broadstone Net Lease, Inc. from 2016 through 2018.
•
Former corporate, securities and M&A attorney from 2007 through 2016.
•
Mr. Moragne holds a B.A. from SUNY Geneseo and a J.D. from The George Washington University Law School.

Committee Membership(s)

•
None

Qualifications

We believe that Mr. Moragne’s familiarity with our operations and investment and corporate strategies, having worked with or for the Company since its inception, as well as his management and leadership skills, qualify him to serve on our Board of Directors and provides the Board of Directors with invaluable insight into our operations.

	Other Current Public Directorships • None	Other Public Directorships (Past Five Years) • None

19	2024 Proxy Statement

Career Highlights

•
Senior Vice President and Chief Executive Officer, North Market, for Henry Ford Health System, Inc., a leading not-for-profit health care and medical services provider.
•
Former President and Chief Executive Officer of Henry Ford Wyandotte Hospital in Wyandotte, Michigan, from 2013 through 2018.
•
Former Vice President, Operations of St. Joseph Mercy Oakland from 2007 through 2009.
•
Former Vice President, Ambulatory Services & Strategic Business Development of St. Joseph Mercy Oakland from 2004 through 2007.
•
Service as a board member for various institutional and nonprofit organizations.
•
Appointed to the Michigan Certificate of Need Commission in 2013.
•
Ms. Brooks-Williams holds both a B.A. and Master’s degree in Health Services Administration, from the University of Michigan.

Committee Membership(s)

•
Nominating and Corporate Governance

Qualifications

We believe that Ms. Brooks-Williams’ business experience, leadership skills, community involvement, and vast knowledge of the health care industry provide a unique and distinct perspective that is vital to the continued growth of the Board of Directors and the Company.

Denise Brooks-Williams Independent Director Director since 2021 Age 56
	Other Current Public Directorships • None	Other Public Directorships (Past Five Years) • None

Career Highlights

•
President and Co-Founder of Terreno Realty Corp. (NYSE: TRNO), a publicly traded REIT focusing on industrial real estate properties in six major U.S. coastal markets.
•
Former Chief Financial Officer of Terreno Realty Corp. from 2010 through 2013.
•
Co-founder and managing partner of Terreno Capital Partners LLC from 2007 through 2010.
•
Former President and CEO of IAT Aviation Facilities from 2005 through 2007.
•
Various roles at AMB Property Corporation (now known as Prologis) (NYSE: PLD) from 1997 through 2007, including Chief Financial Officer and Executive Vice President from 1999 through 2007.
•
Former real estate auditor for Arthur Anderson, LLP from 1990 through 1997.
•
Member of the board of trustees of the California State University East Bay Education Foundation.
•
Mr. Coke holds a B.A. in Business Administration and Accounting from California State University, Hayward.

Committee Membership(s)

•
Audit (Chair)

Qualifications

We believe that Mr. Coke’s extensive financial and business experience, including his role as the president of a publicly traded REIT, his current and prior service as a board member of publicly traded companies, and expertise in the industrial sector of the REIT space provide great value to the Board of Directors and the Company.

Michael A. Coke Independent Director Director since 2021 Age 56
	Other Current Public Directorships • Terreno Realty Corp.	Other Public Directorships (Past Five Years) • Digital Realty Trust (NYSE: DLR)

20	2024 Proxy Statement

Jessica Duran Independent Director Director since 2023 Age 49

Career Highlights

•
Managing Director and Chief Financial Officer of TSG Consumer Partners since 2017.
•
Various roles at Deloitte & Touche, LLP, including Tax Senior Manager from 2009 through 2012 and Partner from 2012 through 2017.
•
Vice President, Tax at AMB Property Corporation (now known as Prologis) (NYSE: PLD) from 2004 through 2009.
•
Ms. Duran holds a B.S. in Business Administration with a concentration in Accounting from Sonoma State University and a Master of Laws from the University of Edinburgh.
•
Ms. Duran is a Certified Public Accountant.

Committee Membership(s)

•
Audit
•
Compensation

Qualifications

We believe that Ms. Duran’s in-depth knowledge of the private equity industry and her extensive tax and REIT experience are extremely beneficial to the Board of Directors and the Company.

	Other Current Public Directorships • None	Other Public Directorships (Past Five Years) • None

Career Highlights

•
Executive Vice President, Chief Financial Officer of BJ’s Wholesale Club Holdings, Inc. (NYSE: BJ) (“BJ’s”) since 2021.
•
Senior Vice President, Controller of BJ’s from 2016 through 2021.
•
Various roles at Clarks Americas, Inc., a British shoe manufacturer and retailer, from 2008 through 2016, including Senior Vice President of Finance (2015 through 2016).
•
PricewaterhouseCoopers LLP from 2003 through 2008.
•
Chair-Elect of the Board of Directors Massachusetts Society of CPAs, and past Chair of its Finance Committee.
•
Ms. Felice holds a Master's degree in Accounting and a B.S. with a double major in Finance and Accounting from Boston College.
•
Ms. Felice is a Certified Public Accountant.

Committee Membership(s)

•
Audit
•
Nominating and Corporate Governance

Qualifications

We believe that Ms. Felice’s wide-ranging knowledge of the retail industry and her service as the chief financial officer of a publicly traded company provide valuable insight to the Board of Directors and the Company.

Laura Felice Independent Director Director since 2023 Age 42
	Other Current Public Directorships • None	Other Public Directorships (Past Five Years) • None

21	2024 Proxy Statement

Career Highlights

•
Provider of real estate consulting services since 2009.
•
Former senior advisor to the real estate industry group at Deloitte & Touche LLP from 2007 through 2009.
•
Former member of the Board of Directors of Corporate Office Properties Trust now known as COPT Defense Properties (NYSE: CDP) (“COPT”) from 2009 through 2022.
•
Former President and Chief Operating Officer of Developers Diversified Realty Corp., now known as SITE Centers (NYSE: SITC) (“DDR”) from 1999 through 2007.
•
Former member of the Board of Directors of DDR from 2000 through 2004.
•
Former Vice Chairman and Chief Operating Officer of Wilmorite, Inc. from 1986 through 1999.
•
Mr. Jacobstein holds a B.A. from Colgate University and a J.D. from The George Washington University Law School.

Committee Membership(s)

•
Audit
•
Compensation (Chair)
•
Nominating and Corporate Governance

Qualifications

We believe that Mr. Jacobstein’s extensive financial and business experience, including his service as the chief operating officer of DDR and a board member of DDR and COPT, two large publicly traded REITs, as well as his legal background, provide the Board of Directors with a unique perspective that is beneficial to the Board of Directors and the Company. In addition, his experience in financial matters and risk management and as the former chair of another publicly traded REIT audit committee, allows him to provide guidance to the Board in overseeing financial and accounting aspects of our operations.

David M. Jacobstein Independent Director Director since 2013 Age 77
	Other Current Public Directorships • None	Other Public Directorships (Past Five Years) • COPT

Career Highlights

•
Co-founder and Managing Partner of Beekman Advisors, Inc. since 2003.
•
Managing Director of Prudential Mortgage Capital Company from 2000 through 2003.
•
Various roles at WMF Group Ltd. (formerly NASDAQ: WMFG) from 1979 through 2000, including Chairman and Chief Executive Officer.
•
Serves as a director of several private companies and has extensive board service for companies in the real estate and lending industries.
•
Mr. Narasimhan holds a B.S. in Chemical Engineering from the Indian Institute of Technology, New Delhi, India, and an M.B.A. from the Katz Graduate School of Business at the University of Pittsburgh.

Committee Membership(s)

•
Nominating and Corporate Governance

Qualifications

We believe that Mr. Narasimhan’s extensive investment and business experience, including his service as the chief executive officer and a board member of a publicly-traded commercial mortgage financial services company, his profile in the industry, and his oversight experience are invaluable to the Board of Directors and the Company.

Shekar Narasimhan Independent Director Director since 2007 Age 70
	Other Current Public Directorships • None	Other Public Directorships (Past Five Years) • None

22	2024 Proxy Statement

Career Highlights

•
Senior Vice President and Treasurer, Finance, and Administration of Rochester Institute of Technology (“RIT”) since 1997.
•
Vice chairman of RIT’s global subsidiary, where he negotiates business models and real estate transactions for RIT’s global campuses.
•
Various roles at the University of Pittsburgh from 1981 through 1997, including Assistant Vice Chancellor for Finance and Business and Assistant Vice Chancellor for Real Estate and Management.
•
Service on various profit and nonprofit boards throughout Rochester, New York, including Canandaigua National Corporation.
•
Dr. Watters holds a B.S., M.S., and Ph.D. from the University of Pittsburgh.

Committee Membership(s)

•
Compensation
•
Nominating and Corporate Governance (Chair)

Qualifications

We believe that Mr. Watters’ extensive financial and business experience, leadership skills, and experience in strategic planning are of great benefit to the Board of Directors and the Company. In addition, his knowledge and background in finance allows him to provide guidance to the Board of Directors in overseeing the financial aspects of our operations.

Dr. James H. Watters Independent Director Director since 2007 Age 70
	Other Current Public Directorships • None	Other Public Directorships (Past Five Years) • None

23	2024 Proxy Statement

PROPOSAL NO. 2: SAY ON PAY

Background

Section 14A of the Exchange Act requires the Company to request stockholder approval, on an advisory basis, of the compensation paid to our NEOs as disclosed pursuant to the SEC’s compensation disclosure rules. This proposal is commonly known as a “say-on-pay” proposal.

As part of the Compensation Committee’s efforts to ensure that the interests of our NEOs are aligned with those of our stockholders, the Compensation Committee considers the results of the Company’s stockholder advisory votes on executive compensation. The Committee considers these results to reflect substantial stockholder support of the Company’s executive compensation program, and has continued to consider stockholder feedback when reviewing, designing, and implementing our executive compensation program.

The Compensation Discussion and Analysis beginning on page 29 of this Proxy Statement sets forth detailed information about our executive compensation program.

Our executive compensation program is designed to (i) attract, engage, and retain a high-quality workforce that helps achieve immediate and longer-term success, and (ii) motivate and inspire behavior that fosters a high performing culture and is focused on delivering business objectives. We believe that our executive compensation program accomplishes these objectives while remaining strongly aligned with the long-term interests of our stockholders.

At our 2022 Annual Meeting of Stockholders, our stockholders voted in support of annual advisory votes on future executive compensation proposals. The Board of Directors expects that the next say-on-pay vote will occur in 2025.

Required Vote

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the non-binding approval of our fiscal 2023 executive compensation. The affirmative vote of a majority of all votes cast at the Annual Meeting or by proxy is required to approve this non-binding advisory proposal. For purposes of this non-binding advisory vote, any shares not voted (whether by abstention, broker non-vote, or otherwise) will not be counted as a vote cast and will have no impact on the result of the vote, although abstentions will count toward the presence of a quorum.

The vote of the stockholders with respect to this proposal is an advisory vote, and the results will not be binding on the Board of Directors or the Company. However, the Board of Directors and the Compensation Committee, which is comprised entirely of Independent Directors, will consider the outcome of the votes when making future decisions regarding executive compensation.

Board Recommendation

As an advisory vote, this proposal is not binding upon the Company. However, our Compensation Committee will continue to use stockholder feedback, both as expressed by your say-on-pay vote and as provided directly to us, as an important consideration in making future NEO compensation decisions.

Our Board of Directors unanimously recommends a vote “FOR” adoption of the following resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers for fiscal 2023, as disclosed within this Proxy Statement pursuant to the compensation disclosure rules of the Exchange Act (Item 402 of Regulation S-K), which disclosure includes the Compensation Discussion and Analysis, summary executive compensation tables, and related narrative information contained in this Proxy Statement.

24	2024 Proxy Statement

COMPENSATION OF DIRECTORS

Director Compensation Program for 2023

During 2023, our non-employee directors each received compensation pursuant to the Company's Non-Employee Director Compensation Policy (the "Compensation Policy") including an annual cash retainer of $60,000 for their service as our directors, payable in arrears in equal quarterly installments. The following additional annual retainers were paid to directors in arrears in quarterly installments: (a) $70,000 to the Chairman of the Board; (b) $20,000 to the chairperson of the Audit Committee; (c) $15,000 to each of the chairpersons of the Compensation Committee, Governance Committee, and Real Estate Investment Committee; (d) $10,000 to each non-chairperson member of the Audit Committee; and (e) $7,500 to each non-chairperson member of each of the Compensation Committee, Governance Committee, and Real Estate Investment Committee.

In addition to the cash retainers discussed above, each non-employee director received an annual equity grant in the form of restricted stock with a fair market value on the date of grant equal to $100,000 (each an “Annual Equity Award”). Non-employee directors received an Annual Equity Award on the close of business on the date of the Company’s 2023 annual meeting of stockholders. Shares of restricted stock issued pursuant to the 2023 Annual Equity Award will vest on the earlier of (i) the one-year anniversary of the date of grant; and (ii) the date of the next annual meeting of stockholders, provided that the next annual meeting of stockholders is at least 50 weeks after the applicable date of grant. We also reimburse our directors for reasonable travel and other reasonable expenses incurred in connection with attending meetings of our Board of Directors and committees thereof and otherwise performing their duties as directors.

The table below sets forth certain information regarding the compensation earned by or paid to our directors during the fiscal year ended December 31, 2023.

Director Compensation in Fiscal 2023

Name	Fees Earned or Paid-In Cash (1)	Stock Awards (2)	Total
Christopher J. Czarnecki (3)	$—	$—	$—
John D. Moragne (4)	—	—	—
Denise Brooks-Williams (5)	71,971.15	100,000	100,000
Michael A. Coke (5)	84,471.15	100,000	100,000
Jessica Duran (5)	49,400.64	100,000	100,000
Laura Felice (5)	49,400.64	100,000	100,000
Laurie A. Hawkes (5)	141,971.15	100,000	100,000
David M. Jacobstein (5)	92,500.00	100,000	100,000
Shekar Narasimhan (5)	76,442.31	100,000	100,000
Geoffrey H. Rosenberger (5)(6)	46,201.92	—	—
James H. Watters (5)	82,500.00	100,000	100,000

Totals	$694,858.96	$800,000	$800,000
(1)
Includes de minimis amounts paid to each non-employee director in cash in lieu of issuing fractional shares.
(2)
The amounts shown in this column reflect the aggregate fair value of shares of our Common Stock computed as of the grant date in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718. The valuation assumptions used in determining such amounts are described in Note 2 – Summary of Significant Accounting Policies – Stock-Based Compensation to the audited consolidated financial statements of the Company included in the Annual Report on Form 10-K for the year ended December 31, 2023.
(3)
Mr. Czarnecki resigned from the Board of Directors, effective February 28, 2023.
(4)
Mr. Moragne joined the Board of Directors on March 1, 2023.
(5)
2023 Non-employee directors.
(6)
Mr. Rosenberger retired from the Board of Directors, effective at the conclusion of the Company’s 2023 Annual Meeting of Stockholders on May 4, 2023.

25	2024 Proxy Statement

Director Compensation Program for 2024

The non-employee director compensation program for 2024 remains unchanged from the Compensation Policy. In accordance with the Compensation Policy, our directors, except for directors who are employed by us, will receive an annual cash retainer of $60,000, payable in arrears in equal quarterly installments as compensation for services as a director. Additional annual cash retainers are paid to directors as follows, payable in arrears in quarterly installments:

•
$70,000 to the Chairman of the Board;
•
$20,000 to the chairperson of the Audit Committee;
•
$15,000 to the chairperson of the Compensation Committee and the Governance Committee;
•
$10,000 to non-chairperson committee members of the Audit Committee; and
•
$7,500 to non-chairperson committee members of the Compensation Committee and the Governance Committee.

In addition to the cash retainers discussed above, each non-employee director will receive an annual equity grant in the form of restricted stock with a fair market value on the date of grant equal to $100,000 (each an “Annual Equity Award”). Non-employee directors will receive an Annual Equity Award on the close of business on the date of each of the Company’s annual meetings of stockholders. Shares of restricted stock issued pursuant to each Annual Equity Award will vest on the earlier of (i) the one-year anniversary of the date of grant; and (ii) the date of the next annual meeting of stockholders, provided that the next annual meeting of stockholders is at least 50 weeks after the applicable date of grant. We also reimburse our directors for reasonable travel and other expenses incurred in connection with attending meetings of our Board of Directors and committees thereof and otherwise performing their duties as directors.

26	2024 Proxy Statement

EXECUTIVE OFFICERS OF THE COMPANY

The biographical descriptions of our executive officers are set forth below. See the biography of Mr. Moragne under “Director Nominee Biographies” above.

Current Role

•
President and Chief Operating Officer since March 2023.

Career Highlights

•
Joined the Company in 2013 and previously served as the Company’s Executive Vice President and Chief Financial Officer from February 2017 to March 2023, and Vice President of Finance from 2013 to February 2017.
•
Served in various roles at Manning & Napier, Inc. (NYSE: MN), including Assistant CFO of the company’s mutual fund division and assisted in the successful execution of the company’s IPO from 2011 to 2013.
•
Held multiple positions at KPMG LLP serving both public and private companies from 2004 to 2011.
•
Mr. Albano holds an M.B.A. in finance and competitive strategy from the Simon Graduate School of Business at the University of Rochester and a B.S. in accounting from St. John Fisher College.

Responsibilities

•
Leads and manages the Company's acquisitions, dispositions, asset management, leasing, property management and credit risk functions and affairs for the Company.

Ryan M. Albano
President and Chief Operating Officer Age 42

Current Role

•
Executive Vice President and Chief Financial Officer since March 2023.

Career Highlights

•
Joined the Company in 2019 and previously served as the Company’s Senior Vice President, Capital Markets & Credit Risk from March 2019 to March 2023.
•
Served in various positions at BMO Capital Markets/BMO Harris Bank, including Real Estate Corporate Banking, where he focused on debt financing for private and public REITs and real estate operating companies, from 2009 to 2019.
•
Mr. Fennell holds a B.S. in Finance from the University of Illinois at Urbana-Champaign.

Responsibilities

•
Leads and manages the Company's accounting, tax, internal audit, finance, capital markets, and IT/IS functions.

Kevin M. Fennell
Executive Vice President and Chief Financial Officer Age 38

27	2024 Proxy Statement

John D. Callan, Jr. Senior Vice President, General Counsel, and Secretary Age 39

Current Role

•
General Counsel since August 2018.
•
Senior Vice President since February 2020.
•
Secretary since July 2021.

Career Highlights

•
Joined the Company in 2018 and previously served as the Company’s Associate Counsel from November 2017 to August 2018.
•
Former Corporate Counsel at Kodak Alaris from 2015 to 2017.
•
Former Corporate and Securities attorney at Harter Secrest & Emery from 2011 to 2015.
•
Mr. Callan holds a B.A. from SUNY Oneonta and a J.D. from Albany Law School.

Responsibilities

•
Leads and manages the Company's legal, corporate governance, and risk management functions, and oversees the Company's Enterprise Risk Management Committee and sustainability matters.

Timothy D. Dieffenbacher

Current Role

•
Senior Vice President and Chief Accounting Officer since August 2017.
•
Treasurer since February 2019.

Career Highlights

•
Joined the Company in 2017 and previously served as the Company’s Director, Financial Reporting from February 2017 to August 2017.
•
Served as a Senior Manager at KPMG LLP providing audit services to domestic and multinational public companies from 2014 to 2017.
•
Mr. Dieffenbacher is a certified public accountant and holds a B.S. in Accounting from SUNY Brockport.

Responsibilities

•
Oversees the Company's SEC reporting, accounting, tax, and treasury management functions.

Senior Vice President, Chief Accounting Officer, and Treasurer Age 36

28	2024 Proxy Statement

Molly Kelly Wiegel

Current Role

•
Senior Vice President, Human Resources and Administration since March 2023.

Career Highlights

•
Joined the Company in 2013 and previously served as the Company's Senior Vice President, Human Resources from February 2020 to March 2023, and in various roles for Broadstone Real Estate, LLC, including as its Senior Vice President, Human Resources from August 2018 to 2020.
•
Former Human Resources Director of Rochester Optical from 2012 to 2013.
•
Former Director of Staff Professional Development, and Director of Human Resources Operations at Nixon Peabody LLP from 2002 to 2011.
•
Ms. Wiegel holds a M.S. in Career and Human Resource Development from the Rochester Institute of Technology and a B.A. in Psychology from the University of Rochester.

Responsibilities

•
Leads and manages the Company’s human resources and administration functions, including talent acquisition, integration, and development, performance management, compensation, benefits, payroll, internal and external communications, and office operations and services.

Senior Vice President, Human Resources and Administration Age 53

29	2024 Proxy Statement

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Purpose

This Compensation Discussion and Analysis (“CD&A”) presents in detail our compensation philosophy and practices for the compensation program for our named executive officers (“NEOs”) listed below, describing the elements of compensation, the objectives of those elements and the considerations of our Compensation Committee in making 2023 compensation decisions. We encourage you to read this CD&A in conjunction with the compensation tables that follow for additional context to the Compensation Committee’s decisions.

Name	Position
John D. Moragne(1)	Chief Executive Officer and Director
Kevin M. Fennell(2)	Executive Vice President and Chief Financial Officer
Ryan M. Albano(2)	President and Chief Operating Officer
John D. Callan, Jr.	Senior Vice President, General Counsel and Secretary
Roderick A. Pickney(3)	Senior Vice President, Acquisitions
Christopher J. Czarnecki(4)	Former Chief Executive Officer and President

(1) Mr. Moragne succeeded Mr. Czarnecki as Chief Executive Officer of the Company, effective March 1, 2023.

(2) Mr. Albano was promoted to President and Chief Operating Officer, effective March 1, 2023. In connection with Mr. Albano’s promotion, Mr. Fennell was promoted to Executive Vice President and Chief Financial Officer, also effective March 1, 2023.

(3) Mr. Pickney resigned from the Company, effective March 15, 2024.

(4) Mr. Czarnecki resigned from the Company, effective February 28, 2023, but continued to serve in a consulting role through January 31, 2024.

2023 Business Highlights

Operating Results
•
Generated a total shareholder return of approximately 14.0%.
•
Generated adjusted funds from operations (“AFFO”) of $277.7 million, or $1.41 per share, in line with the midpoint of our guidance range.
•
Collected 99.8% of base rents due for the year for all properties under lease.
•
Leased 99.4% of our portfolio (based on rentable square footage), with only two of our 796 properties vacant and not subject to a lease at year end.
•
Generated net income of $163.3 million, or $0.83 per share.

Investment Activity
•
We completed investments totaling $165.6 million, including $97.2 million in development fundings, $42.8 million in revenue generating capital expenditures, and $25.6 million in new property acquisitions. The revenue generating capital expenditures and new property acquisitions had a weighted average initial cash capitalization rate of 7.2%, lease term of 15.5 years, and annual rent increase of 1.8%.
•
Sold 14 properties for gross proceeds of $200.1 million at a weighted average cash capitalization rate of 6.0% on tenanted properties. The gross proceeds represented a $35.0 million gain over original purchase price.

Balance Sheet Management
•
Ended the year with total outstanding debt of $1.9 billion, Net Debt of $1.9 billion, and a Net Debt to Annualized Adjusted EBITDAre ratio of 5.0x.
•
Ended the year with $909.6 million of capacity on our Revolving Credit Facility.
•
Ended the year with $145.4 million of capacity remaining on our at-the-market common equity offering.
•
Declared dividends of $1.12 in 2023, representing a 3.7% increase over prior year.

30	2024 Proxy Statement

2023 Executive Compensation Highlights

What We Reward	How We Link Pay to Performance	How We Assess Pay
•
Successful execution of the annual business plan and the achievement of key financial metrics and important strategic priorities.
•
Decision-making that yields long-term value creation for stockholders.
•
Sustained growth over the long-term and the successful execution of our long-term strategic business plan.

•
Inclusion of key financial metrics in our annual cash incentive plan to ensure NEOs are rewarded for performance relative to our annual budget.
•
Long-term incentives comprised of a mix of performance-based units and time-based restricted stock awards, linking a substantial portion of pay opportunity to long-term performance.
•
Majority of total target pay opportunity is at-risk and tied to Company performance.

•
Overall target total compensation opportunity is assessed for competitiveness relative to a peer group of comparable REITs based on total capitalization and implied equity market capitalization.
•
The structure of our executive compensation program is reviewed relative to the peer group and general best practice and governance standards.

Based on our annual assessment of market practices and our compensation objectives, we have implemented a pay-for-performance compensation structure that includes:

•
Salary – Provides a fixed level of compensation

•
Bonus – Cash bonus opportunities to our NEOs that are calculated based on the achievement of pre-established performance factors

•
LTIP – Annual stock grants are allocated 40% to time-based restricted shares and 60% to performance-based restricted stock units for our CEO, President, and EVP, and 60% to time-based restricted shares and 40% to performance-based restricted stock units for our SVPs

The charts below illustrate the allocation of the principal compensation components at target for our CEO and for other NEOs, as an average, for fiscal 2023.

* Excludes compensation paid to our former CEO, Mr. Czarnecki. Charts reflect compensation paid to our NEOs, on an annualized basis, following management changes in March 2023.

31	2024 Proxy Statement

Determining Executive Compensation

Executive Compensation Practices

WHAT WE DO	WHAT WE DON’T DO

Pay for performance. Approximately 82% of our CEO’s total target compensation and an average of approximately 73% of our other NEOs total target compensation is variable compensation, and 52% of our CEO’s total target compensation and an average of 46% of other NEOs total target compensation is tied directly to achievement of specified performance goals.

Hedging/pledging of Company stock. We prohibit our officers and directors from hedging, margining, pledging, short-selling or publicly trading options in our stock.

Objective metrics for long-term incentive compensation. For our CEO, President and Executive Vice President (each, a “Senior Executive”), 60% of the long-term incentive awards are based on pre-defined objective performance measures, and for our Senior Vice Presidents (each, an “SVP”), 40% of the long-term incentive awards are based on objective criteria, each of which will be disclosed with sufficient detail to allow stockholders to calculate performance. For all NEOs, 75% of the annual bonus is based on pre-defined objective performance measures.

No guaranteed or uncapped payouts. We do not have any guaranteed minimum payouts or uncapped payouts.
Encourage long-term outlook. Long-term performance-based equity awards have a three-year vesting period and are based on relative total shareholder return outcomes.	Excise tax gross-ups. We do not pay excise tax gross-ups on change-in-control payments.
Independent compensation consultant. The Compensation Committee retains an independent compensation consultant and reassesses the consultant’s independence annually.	Significant Perquisites. We do not pay our executives with significant perquisites.

Clawback policy. We maintain a robust clawback policy that allows the Company to recoup incentive compensation earned by executive officers or other employees in the event of a material restatement of the Company’s financial statements. We amended our policy in October 2023 to comply with the finalized and effective SEC and NYSE rules.

No single-trigger change in control bonus payments or acceleration of vesting. None of our outstanding equity awards become automatically vested upon a change in control (unless the awards are not assumed in the change in control transaction).

Peer groups. We review our peer group annually and engage in rigorous benchmarking to align our executive compensation with the market, as our target total direct compensation for our NEOs is not more than the median of our peer group.

No SERP. We do not provide a supplemental executive retirement plan.

32	2024 Proxy Statement

Compensation Philosophy

Our executive compensation program is designed to attract and retain the leadership needed for the success of our business. The Compensation Committee, working with Ferguson Partners Consulting, L.P. (“FPC”) as its independent compensation consultant, has reviewed, approved and implemented an overall philosophy and framework for executive compensation matters.

The Compensation Committee maintains a framework that sets forth a compensation strategy intended to support the Company’s strategic plan, business objectives and competitive outlook. The pillars of the Company’s philosophy, used as guideposts for the Compensation Committee’s work in selecting and evaluating executive compensation elements and design, include the following:

•
Competitive in the Marketplace: Attract, retain, and motivate highly skilled executives by providing a total compensation package that is competitive in the market, taking into account the size and characteristics of the Company.

•
Alignment of Stockholder Interests: Align the interests of management and the Company’s stockholders through the use of performance-based restricted stock units (a performance incentive) and restricted stock awards (a retention incentive) and by encouraging executives to accumulate substantial ownership in the Company.

•
Balance of Elements: Encourage management to balance short-term goals against longer-term objectives and to take risks consistent with the Company’s financial and strategic goals.

•
Pay-for-performance Culture: Emphasize variable performance-based compensation, with metrics aligned to the Company’s short-term and long-term financial results and business strategy, ensuring a high degree of performance orientation in our executive compensation program.

Elements of Compensation

Our executive compensation program consists of a mix of fixed and variable pay elements, with the latter tied to both short- and long-term company success. Performance-based pay elements are linked to goals that we believe will deliver both year-to-year and long-term increases in stockholder value. The elements of total direct executive compensation include:

Compensation Element	Rationale
Base Salary
•
Provide NEO with degree of stability and financial certainty;
•
Essential to attract and retain high quality talent in competitive environment; and
•
Amount correlated with role, responsibility, tenure and experience.

Annual Incentive Award
•
Reward achievement of short-term Company performance, individual accomplishments, and key strategic priorities;
•
Supplements base salary for competitive level of total cash compensation; and
•
Highlights success on Company and individual levels in execution of annual business plan.

Long-Term Incentive Awards
•
Reward performance that results in increased stockholder value over time;
•
Provide incentives for long-term value creation which encourages retention; and
•
Increase in ownership stake and alignment of interests with our stockholders.

Standard Benefits	• NEOs participate in Company employee benefit plans and programs on substantially the same basis as other employees.

33	2024 Proxy Statement

The Compensation Committee does not maintain any formal policy or formula for allocating the mix of compensation as it believes it is more important to remain flexible to respond to business needs and shifts in the marketplace in which the Company must compete to recruit and retain executive talent, and also to take into consideration individual performance and responsibilities of the NEOs each year. Therefore, the Compensation Committee retains the authority to review the compensation of each of our NEOs periodically and to use its discretion to adjust the mix of compensation and the amount of any element of compensation as it deems appropriate for each NEO.

Compensation Process

Role of the Compensation Committee: The Compensation Committee, on behalf of the Board of Directors, determines the compensation of our NEOs, including policies and decisions regarding the NEOs’ salary, bonus, benefits, cash and equity-based incentive compensation, severance, and other compensation programs. At its discretion, the Compensation Committee may recommend matters regarding the compensation of the NEOs for approval by the full Board of Directors. Our Compensation Committee continued its 2022 compensation philosophy during 2023, tying the majority of cash incentives to objective criteria and incorporating performance-based equity grants into our 2023 equity awards. Also during 2023, our Compensation Committee incorporated a “Structured Discretionary Bonus Program,” through which the subjective component (25%) of our NEOs’ annual bonus was tied to the completion of 12 key strategic priorities. These priorities included the review of our portfolio and strategic views on each of our property verticals, which ultimately resulted in our healthcare portfolio simplification strategy, review and re-evaluation of numerous internal processes and policies, refinements to stakeholder engagement processes and materials, advancements with respect to DE&I and sustainability initiatives, and additional corporate-level initiatives. Further, as described below, compensation for fiscal year 2023 for each of the NEOs was based, in part, on review of peer data, and subsequently in context of individual performance and Company performance. Our Compensation Committee met 8 times in fiscal year 2023. Our Compensation Committee meetings are typically attended by the committee members, as well as representatives of FPC, our CEO, our SVP and General Counsel, and our SVP, Human Resources and Administration.

Role of the Compensation Consultant: The Compensation Committee continued to engage FPC as its independent compensation consultant for fiscal year 2023. FPC has assisted the Compensation Committee in (i) developing the compensation philosophy and compensation objectives for our executive compensation program; (ii) determining the appropriate levels of compensation for the NEOs, other executive officers of the Company and non-employee directors; and (iii) setting short-term and long-term performance metrics to underpin incentives for the Company’s annual cash bonus program and performance-based features of the Company’s long-term incentive program, all in furtherance of the Compensation Committee’s goal of appropriately motivating and retaining the NEOs and aligning the interests of management with those of our stockholders. The Compensation Committee considers our compensation consultant to be independent.

Role of Management: During fiscal year 2023, our CEO made recommendations to the Compensation Committee regarding ways to implement and structure the compensation program. In addition, following the completion of the calendar year, the CEO provided information to the Compensation Committee regarding the Company’s progress with respect to the Structured Discretionary Bonus Program and each NEO’s individual accomplishments to assist the Compensation Committee in its decisions in respect of 2023 cash bonus awards. In the normal course, officers in the areas of human resources, legal, and finance may provide information to the Compensation Committee, or work directly with FPC, in furtherance of the Compensation Committee’s work. The Compensation Committee reviews and takes into account such recommendations, but ultimately retains full discretion and authority over the final compensation decisions for the NEOs.

Peer Group Data

The Compensation Committee, working with FPC, considers competitive market compensation data as one of many factors in determining the types of compensation in its executive compensation program and the level of compensation paid to each of the NEOs. For all of the NEOs, cash compensation amounts have been set to provide a certain degree of financial security at levels that are believed to be competitive for similar positions in the marketplace in which we compete for management talent. In addition, the annual cash incentive program has been designed to meaningfully reward strong annual Company performance in order to motivate participants to

34	2024 Proxy Statement

strive for the Company’s continued growth and profitability. In 2023, the compensation program continued to support the Company’s long-range business goals and growth strategies.

In addition, with the support of FPC, the Compensation Committee reviews peer group data on an annual basis to ensure it remains valid for benchmarking purposes and evaluating whether to make any changes to the levels of compensation or compensation pay mix in respect of compensation for the NEOs.

Following its review of the peer group in July 2023, the Compensation Committee determined it was appropriate to remove two companies from the existing peer group – STORE Capital Corporation and Piedmont Office Realty Trust. STORE Capital Corporation was acquired by GIC and Oak Street in February 2023. Piedmont Office Realty Trust was removed due to its high concentration of office properties, which represents only a small portion of our portfolio. Additionally, two companies of a similar size and scope were added to the group – LTC Properties and RPT Realty Trust.

The resulting group of peer companies (the “Compensation Peer Group”) consists of 15 real estate investment trusts operating primarily in the net lease sector and also includes companies in the free standing industrial, retail, healthcare, and diversified NAREIT investment sectors. In establishing the Compensation Peer Group, the Company considered total capitalization and implied equity market capitalization according to S&P Global Market Intelligence data, seeking a peer group in which the Company falls at approximately the midpoint of both measurement ranges. The Compensation Peer Group for the 2023 fiscal year included:

Compensation Peer Group (2023)
Agree Realty Corporation (ADC)	Essential Properties Realty Trust, Inc. (EPRT)	NNN REIT, Inc. (NNN)
CareTrust REIT, Inc. (CTRE)	First Industrial Realty Trust, Inc. (FR)	Physicians Realty Trust (DOC)
Easterly Government Properties, Inc. (DEA)	Four Corners Property Trust, Inc. (FCPT)	RPT Realty (RPT)
EastGroup Properties, Inc. (EGP)	LTC Properties, Inc. (LTC)	Spirit Realty Capital, Inc. (SRC)
EPR Properties (EPR)	LXP Industrial Trust (LXP)	STAG Industrial, Inc. (STAG)

The Compensation Committee utilized data from the Compensation Peer Group in connection with 2023 compensation matters. A second group of peer companies has been adopted as part of the Company’s long-term incentive program performance-based awards, as discussed more fully below.

“Say-on-Pay” Vote

At our 2023 Annual Meeting, over 94% of the shares voted were cast in favor of our advisory vote to approve the compensation of our NEOs. We recognize that the business and executive compensation environments continue to evolve, and we are committed to having compensation programs and practices that support our business objectives, promote good corporate governance and align executive pay with the Company’s performance. The Compensation Committee will continue to consider the results from this year’s and future advisory stockholder votes regarding our executive compensation programs. See “Proposal 2 — Advisory Vote to Approve the Compensation of our Named Executive Officers” for additional information.

Compensation Risk Assessment

The Compensation Committee does not believe that any of the Company’s compensation programs expose the Company to excessive risk, but instead encourage behavior that supports sustainable value creation for stockholders by appropriately balancing risk and reward. In approving compensation programs, the Compensation Committee considers whether the compensation programs encourage unnecessary or excessive risk taking.

35	2024 Proxy Statement

Our Compensation Committee designed our compensation programs to mitigate any potential risks by utilizing compensation vehicles with the following characteristics:

•
A mix of compensation elements that provide focus on both short- and long-term goals, as well as cash and equity-based compensation so as not to inappropriately emphasize one measure of our performance;
•
Caps on the maximum payouts available and minimum thresholds required before payment under certain incentive programs, including our annual and long-term incentive programs;
•
Stock ownership guidelines that require our executive officers to accumulate and maintain a significant ownership interest in the Company;
•
Oversight of programs (or components of programs) by a broad-based group of individuals, including human resources, finance, internal audit and an independent compensation consultant;
•
Setting performance goals that are intended to be challenging yet provide employees with a reasonable opportunity to reach the threshold amount, while requiring meaningful performance to reach the target level and substantial performance to reach the maximum level;
•
Final awards under the annual incentive program are subject to the discretion of the Compensation Committee which may consider both quantitative and qualitative factors in respect of Company and individual achievements;
•
Our insider trading policy prohibits all employees (including officers) and directors and certain of their respective family members and controlled entities from engaging in transactions in our securities that are speculative in nature, including, but not limited to prohibiting short selling, purchasing options, taking out margin loans against stock options, hedging or engaging in any other type of speculative arrangement that has a similar economic effect without the full risk or benefit of ownership, and transacting in the securities of any entity with which the Company is discussing significant business matters;
•
All shares awarded under the equity awards are payable in the form of performance-based restricted stock units that are earned and become vested at the end of a three-year performance period or time-based restricted shares that vest annually over a period of three or four years based on the executive’s continued employment on the applicable vesting date. Specifically, the performance-vested restricted stock units are based on performance criteria relative to total shareholder return ensuring that our executives’ interests align with those of our stockholders over the long term; and
•
FPC assists with the review of the executive compensation policies and practices.

Fiscal 2023 Compensation Program In Detail

Base Salary

Base salary is considered together with the annual cash incentive opportunity as part of a cash compensation package. Base salary amounts for 2023 take into account each NEO’s role and responsibilities within the Company, based, in part, on a review of compensation data for similar (or approximately similar) roles within the Compensation Peer Group, as well as internal pay equity considerations. In February 2023, the Compensation Committee determined to only make increases to base salaries in connection with promotions, as follows:

NEO	2022 Annual Salary (through December 31, 2022)	2023 Annual Salary (through December 31, 2023)	Percentage Change
John D. Moragne (1)	$450,000	$600,000	33%
Kevin M. Fennell (1)	$253,923	$375,000	48%
Ryan M. Albano (1)	$450,000	$500,000	11%
John D. Callan, Jr.	$286,000	$286,000	0%
Roderick A. Pickney	$325,000	$325,000	0%
Christopher J. Czarnecki (2)	$625,000	—	—

(1) The base salaries for Messrs. Moragne, Albano and Fennell were increased in connection with their respective promotions on March 1, 2023.

(2) Mr. Czarnecki received a monthly payment of $50,000 from March 2023 through January 2024 for his transition-related services as a consultant following his resignation as the Chief Executive Officer of the Company.

36	2024 Proxy Statement

Annual Bonus

During 2023, our NEOs were eligible for annual cash bonus payments based in part upon:

•
Achieving objective financial performance goals during the year, and
•
The achievement of certain strategic priorities.

We believe that the above annual cash bonus programs are important incentive tools for motivating achievement of the Company’s goals for the forthcoming fiscal year. We believe that the Company’s 2023 annual bonus program is consistent with market and best practices.

Cash bonus opportunities are determined at the beginning of each year by the Compensation Committee based on the review of competitive market data and internal pay considerations. Actual amounts earned by each NEO equals 50% of the target amount if threshold performance goals are satisfied and 200% of target amounts if maximum performance goals are satisfied.

NEO	Threshold Bonus (as a % of Base Salary)	Target Bonus (as a % of Base Salary)	Maximum Bonus (as a % of Base Salary)
John D. Moragne	60%	120%	240%
Kevin M. Fennell	50%	100%	200%
Ryan M. Albano	50%	100%	200%
John D. Callan, Jr.	30%	52.5%	75%
Roderick A. Pickney	30%	65%	100%
Christopher J. Czarnecki (1)	60%	120%	240%
(1)
Mr. Czarnecki’s bonus in respect of 2023 was prorated based on the portion of the year he served as Chief Executive Officer.

2023 Bonus Measures

For 2023, our bonus program for all NEOs and SVPs was structured with 75% of the bonus opportunity being based on objective corporate metrics and 25% being based on the achievement of applicable key strategic priorities (the “Structured Discretionary Bonus Program”). Prior to 2023, our bonus program for our SVPs was structured with 50% of the bonus opportunity being based on objective corporate metrics and 50% being based on a subjective review of individual achievement. Beginning in 2023, we placed more weight on objective metrics to enhance performance-based compensation. We generally do not provide for guaranteed bonus payouts under our annual bonus program.

37	2024 Proxy Statement

In February 2023, the Compensation Committee approved metrics and goals for the annual cash bonus program in respect of 2023, with 2023 scorecard objective components that are weighted as follows:

Metric	Weighting	Threshold	Target	Maximum	Actual Performance Payout
AFFO per Share	50%	$1.400	$1.410	$1.420	$1.412
Net Debt to Annualized Adjusted EBITDAre	15%	5.75x	5.50x	5.25x	5.17x
Economic Occupancy	10%	97.0%	98.0%	99.0%	99.2%
Structured Discretionary Bonus Program (1)	25%	78 (out of 130 possible points)	104 (out of 130 possible points)	130 (out of 130 possible points)	127 (out of 130 possible points)

(1) For the assessment of the Structured Discretionary Bonus Program, the Compensation Committee reviewed performance as compared to strategic priorities that had an impact on the Company’s overall performance for the year (with each priority providing the ability to earn a set number of points that varies based on the importance and effort required under each category), including: (a) portfolio strategy and enhancements to investment process: (i) comprehensive portfolio review; (ii) enhanced investment model and asset lifecycle analysis; and (iii) general process improvements; (b) stakeholder engagement: (i) increased stockholder engagement; (ii) increased tenant engagement; and (iii) improvements to external communication materials; (c) additional strategic priorities: (i) internal reporting enhancements; (ii) human capital, technology, third party, and committee efficiency audits; (iii) corporate office relocation; and (iv) ongoing financial reporting and SOX compliance; and (d) ESG and DE&I: (i) inaugural sustainability report; (ii) sustainability materiality assessment; (iii) establishment of internal women’s group; and (iv) inclusivity training. Based on its assessment of performance in these areas, the Compensation Committee approved a 98% achievement on the program.

In February 2024, the Compensation Committee approved annual cash awards calculated under the annual bonus plan as follows:

Name	2023 Actual Bonus Awarded
John D. Moragne	$1,143,692
Kevin M. Fennell	$595,673
Ryan M. Albano	$794,231
Roderick A. Pickney	$277,625
John D. Callan, Jr.	$187,523
Christopher J. Czarnecki (1)	$198,558
(1)
Represents pro-rated portion of 2023 annual bonus.

Long-Term Incentive Program

The main objectives of our long-term equity incentive program are to (1) incentivize our executives to work toward the achievement of our long-term performance goals, (2) provide competitive compensation opportunities in order to attract and retain key individuals, (3) promote retention of executives through multi-year vesting periods with a combination of performance-based and time-vested equity awards, and (4) create strong alignment with stockholders’ interests by fostering an “ownership mentality” among our executives. We believe these objectives are accomplished through the equity compensation program described below.

Our long-term equity incentive program is generally consistent with standard REIT industry practice and reflects a pay-for-performance structure. Equity-based awards granted to our CEO are determined and approved by the Compensation Committee, equity-based awards granted to our President and EVP are made based on the recommendation of the CEO, and equity-based awards granted to our SVPs are made based on the recommendation of the applicable SVP's direct supervisor, which is ultimately reviewed and approved by the CEO,

38	2024 Proxy Statement

President, and EVP. All awards granted to our CEO, President, EVP, and SVPs are subject to Compensation Committee approval in all cases.

For 2023, the Company’s long-term incentive program as applied to the NEOs consisted of grants with a set grant date fair value, 40% of which is granted in the form of time-vested restricted shares (60% for Messrs. Callan and Pickney) vesting in substantially equal installments over four years (which is a longer time-vesting schedule as compared to most of our Compensation Peer Group companies), and 60% of which is granted in the form of performance-vested restricted stock units (40% for Messrs. Callan and Pickney). Prior to 2023, our SVPs received 70% of their grants in the form of time-vested restricted shares and 30% in the form of performance-vested restricted stock units but we opted to increase and enhance allocation to variable performance-based compensation for this level of manager.

During fiscal 2023, Mr. Fennell received a one-time grant worth $300,000, consisting of time-based restricted stock that vests ratably over 3 years in connection with his promotion to Chief Financial Officer. Additionally, Mr. Callan received a one-time grant worth $250,000, consisting of time-based restricted stock that vests ratably over 3 years to ensure his overall ownership in the Company is sufficient to retain and motivate him and reward his past contributions to our Company. Mr. Czarnecki did not receive long-term equity grants in 2023 due to his resignation from the Company as chief executive officer and transition to a consultant role.

The Compensation Committee determined that the performance criteria for the performance-vested restricted stock units would be relative total shareholder return (“rTSR”), which is a metric prevalent in the marketplace in which the Company operates as well as with publicly traded companies generally. The following table summarizes the mix of grants made in 2023 (excluding the promotion grants described above).

Type of Equity Award	Weighting	Description
Time-Based Restricted Shares	40% (60% for Messrs. Pickney and Callan)	The time-based awards vest 25% per year over four years.
Performance-Based Restricted Stock Units	60% (40% for Messrs. Pickney and Callan)	The entire performance award vests based 50% on rTSR against a group of net lease peer companies and 50% on rTSR against the MSCI US REIT Index, as applicable, over a three-year performance period.

The table below shows the long-term incentive award values granted for fiscal 2023 for each of the NEOs (as presented in the Grants of Plan-Based Awards Table). The target levels for Messrs. Moragne, Fennell and Albano were increased in connection with their promotions. We increased and enhanced overall compensation for our SVPs through higher stock awards to retain and motivate the SVPs through a total compensation package that is competitive in the market (approximately at or above median of our peer group). The increased long-term incentive awards provide incentives for long-term value creation, which encourages retention. The significant increase in long-term incentive compensation in the form of annual stock grants accompanied no adjustments in cash compensation for Messrs. Pickney and Callan.

39	2024 Proxy Statement

Vesting may be accelerated in the case of certain involuntary termination events, as more fully described under Potential Payments in Event of Termination or Change in Control. The breakdown of the 2023 long-term incentive awards is as follows:

NEO (1)	Four-Year Restricted Stock Award (Standard time-based award)		Performance-Based Restricted Stock Units (rTSR performance-based award)
	Value	Number of Shares	Value	Number of Shares
John D. Moragne	$800,000	44,665	$1,200,000	66,997
Kevin M. Fennell (2)	$300,000	16,750	$450,000	25,124
Ryan M. Albano	$600,000	33,449	$900,000	50,248
John D. Callan Jr. (3)	$150,000	8,375	$100,000	5,584
Roderick A. Pickney	$195,000	10,887	$130,000	7,258

(1) Mr. Czarnecki did not receive 2023 equity grants in connection with his resignation as Chief Executive Officer.

(2) Mr. Fennell also received a promotion grant, with a value of $300,000 (or 16,750 restricted shares), which vests ratably over three years.

(3) Mr. Callan also received a one-time grant, with a value of $250,000 (or 13,958 restricted shares), which vests ratably over three years.

Relative Total Shareholder Return Grants

Performance for 50% of the performance-based restricted stock units granted is measured based on the Company’s rTSR relative to the Relative rTSR Peer Group, which was selected by the Compensation Committee, in consultation with FPC, for this purpose and the other 50% of the performance-based restricted stock units granted is measured based on the Company’s rTSR relative to the MSCI US REIT Index on a non-weighted basis, each of which is measured at the end of the three-year performance period of February 28, 2023 to February 28, 2026, subject to the Compensation Committee’s discretion to recognize special or non-recurring situations or circumstances. The Relative rTSR Peer Group includes the following companies:

Relative rTSR Performance Peer Group
Agree Realty Corporation*	LXP Industrial Trust*
EPR Properties*	NNN REIT, Inc.*
Essential Properties Realty Trust, Inc.*	Physicians Realty Trust*(1)
Four Corners Property Trust, Inc.*	Realty Income Corporation
Getty Realty Corp	Spirit Realty Capital, Inc.*(2)
Gladstone Commercial Corporation	STAG Industrial, Inc.*
Global Medical REIT, Inc.	W.P. Carey, Inc.
Global Net Lease, Inc.

* Indicates that the company is also in our Compensation Peer Group

(1) Subsequently removed from the performance peer group following the acquisition by Healthpeak Properties.

(2) Subsequently removed from the performance peer group following the merger with Realty Income Corporation.

40	2024 Proxy Statement

Payouts can range from 0% to 200% for each component of the performance-based award based on the Company’s rTSR achievement versus that of the rTSR Peer Group and the constituents of the MSCI US REIT Index, as applicable. Straight-line interpolation is applied for performance between threshold and target, and target and maximum.

Performance Level	Relative Ranking (vs. rTSR Peer Group)	Relative Ranking (vs. MSCI US REIT)	50% of Shares Earned as a Percentage of Target (rTSR Peer Group)	50% of Shares Earned as a Percentage of Target (MSCI US REIT)
< Threshold	<30th Percentile	<30th Percentile	0%	0%
Threshold	30th Percentile	30th Percentile	50%	50%
Target	55th Percentile	55th Percentile	100%	100%
Maximum	80th Percentile	80th Percentile	200%	200%

As the rTSR performance period has not yet ended, none of the outstanding performance-based RSUs have vested as of December 31, 2023. The rTSR RSUs granted in 2023, 2022 and 2021 therefore remain outstanding and eligible to vest at the end of the performance period.

Beginning with rTSR grants made in 2024, the Company has incorporated an absolute total shareholder return modifier. Payouts will be reduced by 25% if total shareholder return during an applicable performance period exceeds target on a relative basis but is negative on an absolute basis; provided, however, that in such instances payouts will never be reduced below target.

Other Benefits and Perquisites

The Company maintains a tax-qualified Section 401(k) retirement savings plan that provides for employee contributions and employer matching contributions. Our named executive officers are eligible to participate in the tax-qualified Section 401(k) retirement savings plan on the same basis as other employees who satisfy the plan’s eligibility requirements, including any requirements relating to age and length of service.

Certain of our NEOs participate in the Service Anniversary Award program on the same basis as all other employees under which they are eligible to receive an award based on the years of service provided by the employee.

Other than standard health plans and employee fringe benefit programs available to all employees, currently we do not offer any other material benefits programs or perquisites to our named executive officers. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits that may be made available to our NEOs to confirm that such levels are reasonable and appropriate for their purposes.

Other Compensation Related Policies

Clawback Policy

The Company maintains a compensation clawback policy, which was adopted and amended in October 2023, when the Company amended its clawback policy to comply with the finalized and effective SEC and NYSE rules (Section 10D of the Exchange Act, Rule 10D-1 of the Dodd Frank Wall Street Reform and Consumer Protection Act promulgated thereunder, and Section 303A.14 of the NYSE Exchange Listed Company Manual). This clawback policy requires the recovery of certain forms of executive compensation in the case of accounting restatements resulting from a material error in the issuer’s financial statements. Under the clawback policy, the Company is required to seek to recover incentive-based compensation from any current or former executive officer of the Company who received incentive-based compensation during the three-year period preceding the date on

41	2024 Proxy Statement

which we announce that we are required to restate any previously issued financial statements due to material non-compliance with any financial reporting requirement under federal securities laws. The amount to be recovered will be based on the excess of the incentive-based compensation paid to the executive based on the erroneous data over the incentive-based compensation that would have been paid to the executive if the financial accounting statements had been as presented in the restatement. No finding of misconduct is required in order for the Company to seek a recovery under the clawback policy. The Board of Directors has the discretion to determine the method of recovering amounts under the clawback policy, and recovery is not required if the Board of Directors determines, after making a reasonable effort to recover the relevant amounts, that the direct expense paid to a third party to enforce the clawback policy would exceed the amount to be recovered.

Stock Ownership Guidelines

Effective May 5, 2022, the Company adopted revised stock ownership guidelines to include our SVPs, in addition to our CEO, President, and EVP. Each applicable individual is required to have acquired, within 5 years of appointment to the executive’s role, shares of the Company’s Common Stock having a market value of at least the levels as set forth in the table below:

Position	Ownership Requirement
CEO	6X current base salary
President & EVP	3X current base salary
SVPs	1.5X current base salary

In addition, all individuals must retain at least 50% of the executive’s stock awards following the award’s vesting until the executive meets the applicable requirement. Ownership for SVPs includes unvested time-based restricted shares.

Tax and Accounting Considerations

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), provides that subject to certain exceptions, a publicly held corporation may not deduct compensation for federal income tax purposes exceeding $1 million in any one year paid to any of its covered employees (as defined in Section 162(m)). We must distribute a specified minimum percentage of our taxable income to maintain our qualification as a REIT under the Internal Revenue Code, and we are not subject to federal income tax on our REIT taxable income if and to the extent we distribute the income to our stockholders. Accordingly, to the extent we pay compensation to any of our covered employees in excess of $1 million in any year, we may have to increase the amount of our distributions to stockholders to avoid tax liability and the loss of our REIT status. This in turn may result in a larger portion of distributions being taxable to stockholders as dividend income, instead of being treated as a nontaxable return of capital to stockholders.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors, met with management to review and discuss the Compensation Discussion and Analysis set forth above, and based upon the review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

David M. Jacobstein, Chair

Jessica Duran

Laurie A. Hawkes

James H. Watters

42	2024 Proxy Statement

Summary Compensation Table

The following table sets forth the portion of compensation paid to the NEOs that is attributable to services performed during the fiscal years ended December 31, 2023, December 31, 2022, and December 31, 2021.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)
John D. Moragne	2023	575,000	-	2,393,189	1,143,692	83,706	(5)	4,195,587
Chief Executive Officer	2022	450,000	-	1,044,241	693,836	57,333		2,245,410
	2021	375,000	50,000	830,684	654,635	50,248		1,960,567
Kevin M. Fennell
Executive Vice President and Chief Financial Officer	2023	354,821	-	1,197,449	595,673	53,431	(6)	2,201,374

Ryan M. Albano	2023	491,667	-	1,794,897	794,231	75,125	(7)	3,155,920
President and Chief Operating Officer	2022	450,000	-	1,044,241	693,836	53,895		2,241,972
	2021	375,000	50,000	830,684	654,635	46,573		1,956,892
John D. Callan, Jr.	2023	286,000	-	532,788	187,523	45,309	(8)	1,051,620
Senior Vice President, General Counsel and Secretary	2022	286,000	-	118,858	193,553	25,970		624,381

Roderick A. Pickney	2023	325,000	-	367,595	277,625	40,070	(9)	1,010,290
Senior Vice President, Acquisitions	2022	305,500	5,000	351,961	287,972	29,398		979,831
	2021	257,093	25,000	110,000	215,626	23,801		631,520
Christopher J. Czarnecki	2023	104,167	-	-	198,558	641,629	(10)	944,354
Former President and Chief Executive Officer	2022	625,000	-	2,552,546	1,156,393	130,645		4,464,584
	2021	625,010	-	2,373,361	1,309,271	120,563		4,428,205

(1) Mr. Moragne’s base salary was increased from $450,000 to $600,000 on March 1, 2023, Mr. Fennell’s compensation was increased from $253,923 to $375,000 and Mr. Albano’s compensation was increased from $450,000 to $500,000 on March 1, 2023, each in connection with his promotion. Mr. Czarnecki received: $104,167 as a prorated portion of his $625,000 base salary for his service as President and Chief Executive Officer through February 28, 2023.

(2) Amounts in the “Bonus” column reflect (i) for 2022, the one-time “spot” bonus paid to Mr. Pickney in 2022, and (ii) for 2021, the one-time “spot” bonuses paid to each of Messrs. Albano, Moragne, and Pickney in 2021.

(3) The amounts included in the “Stock Awards” column represent the grant date fair value of the restricted shares (which are time-based awards) and the restricted stock units granted (which are performance-based awards) in 2023 computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 2 – Summary of Significant Accounting Policies – Stock-Based Compensation to the audited consolidated financial statements of Broadstone Net Lease, Inc. included in our Form 10-K for the fiscal year ended December 31, 2023. The grant date fair value of the performance-based restricted stock unit awards in this column is based on the Monte Carlo value of $23.78 per share and at the target level of performance, which for each of Messrs. Moragne, Fennell, Albano, Callan and Pickney is $1,593,189, $597,449, $1,194,897, $132,788 and $172,595, respectively. The grant date fair value of the performance-based restricted stock unit awards based on the maximum level of performance for each of Messrs. Moragne, Fennell, Albano, Callan and Pickney is $3,186,377, $1,194,897, $2,389,795, $265,575 and $398,363, respectively.

(4) The amounts included in the “Non-Equity Incentive Plan Compensation” column include the amount of the 2023 annual bonus paid to each of the NEOs in February 2024.

(5) This amount includes (i) $13,200 in matching contributions made to the 401(k) Plan on behalf of Mr. Moragne, (ii) $68,006 in dividends received with respect to unvested restricted shares (iii) $1,300 in employer contributions made to a health savings account, and (iv) $1,200 for a monthly mobile phone stipend or fees.

(6) This amount includes (i) $12,682 in matching contributions made to the 401(k) Plan on behalf of Mr. Fennell, (ii) $36,831 in dividends received with respect to unvested restricted shares (iii) $518 in a true-up matching contribution made to the 401(k) Plan in 2024 in respect of contributions made in 2023, (iv) $1,300 in employer contributions made to a health savings account, (v) $1,200 for a monthly mobile phone stipend or fees, and (vi) $900 for a monthly Internet stipend or fees.

(7) This amount includes (i) $13,200 in matching contributions made to the 401(k) Plan on behalf of Mr. Albano, (ii) $58,682 in dividends received with respect to unvested restricted shares (iii) $2,043 in respect of the Service Anniversary Award for 2023 and (iv) $1,200 for a monthly mobile phone stipend or fees.

(8) This amount includes (i) $9,172 in matching contributions made to the 401(k) Plan on behalf of Mr. Callan, (ii) $27,709 in dividends received with respect to unvested restricted shares (iii) $4,028 in a true-up matching contribution made to the 401(k) Plan in 2024 in respect of contributions made in 2023, (iv) $3,200 in employer contributions made to a health savings account, and (v) $1,200 for a monthly mobile phone stipend or fees.

(9) This amount includes (i) $13,144 in matching contributions made to the 401(k) Plan on behalf of Mr. Pickney, (ii) $24,370 in dividends received with respect to unvested restricted shares (iii) $56 in a true-up matching contribution made to the 401(k) Plan in 2022 in respect of contributions made in 2021, (iv) $1,300 in employer contributions made to a health savings account, and (v) $1,200 for a monthly mobile phone stipend or fees.

43	2024 Proxy Statement

(10) This amount includes (i) $500,000 in payment for his service as a consultant from March 1, 2023, through December 31, 2023; (ii) $34,061 in accrued and unused vacation time; (iii) $12,173 for ongoing COBRA coverage; (iv) $13,200 in matching contributions made to the 401(k) Plan on behalf of Mr. Czarnecki, (v) $81,670 in dividends received with respect to unvested restricted shares, (vi) $325 in employer contributions made to a health savings account, and (vii) $200 for a monthly mobile phone stipend or fees.

Grant of Plan-Based Awards

The following table summarizes the awards granted to each of the NEOs during the fiscal year ended December 31, 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)(1)	Maximum(#)(1)	All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock Awards ($)(3)
John D. Moragne	2/28/23	—	—	—	—	—	—	44,665	800,000
	2/28/23	—	—	—	33,499	66,997	133,994	—	1,593,189
	—(4)	360,000	720,000	1,440,000	—	—	—	—	—
Kevin M. Fennell	2/28/23	—	—	—	—	—	—	33,500	600,000
	2/28/23	—	—	—	12,562	25,124	50,248	—	597,449
	—	187,500	375,000	750,000	—	—	—	—	—
Ryan M. Albano	2/28/23	—	—	—	—	—	—	33,499	600,000
	2/28/23	—	—	—	25,124	50,248	100,496	—	1,194,897
	—(5)	250,000	500,000	1,000,000	—	—	—	—	—
John D. Callan, Jr.	2/28/23	—	—	—	—	—	—	23,333	400,000
	2/28/23	—	—	—	2,792	5,584	11,168	—	132,788
	—	85,800	150,150	214,500	—	—	—	—	—
Roderick A. Pickney	2/28/23	—	—	—	—	—	—	10,887	195,000
	2/28/23	—	—	—	3,629	7,258	14,516	—	172,595
	—	97,500	211,250	325,000	—	—	—	—	—
Christopher J. Czarnecki	—(6)	60,417	120,833	241,667	—	—	—	—	—

(1) Represents grant of performance-based restricted stock units made on February 28, 2023 with market vesting conditions. Under the terms of the award agreement, the restricted stock units are scheduled to vest on February 28, 2026, with the ability to earn shares of the Company’s Common Stock in a range of 0% to 200% of the awarded number of restricted stock units based on linear interpolation of the relative total shareholder return of shares of the Company’s Common Stock relative to the total shareholder return of other publicly traded REIT companies in a selected peer group identified in the award agreement and the MSCI US REIT index.

(2) Represents grant of time-based restricted shares made on February 28, 2023. Under the terms of the award agreement, the restricted shares (excluding the one-time grants for Messrs. Fennell and Callan) are scheduled to vest in equal installments on each of February 28, 2024, February 28, 2025, February 28, 2026, and February 28, 2027. The one-time grants for Messrs. Fennell and Callan are each scheduled to vest in equal installments on each of February 28, 2024, February 28, 2025, and February 28, 2026.

(3) Grant date fair value of restricted stock units with market vesting conditions assumes that awards will vest at target. If highest levels of market conditions are achieved, grant date fair value would be higher.

(4) In connection with the increase to Mr. Moragne’s base salary from $450,000 to $600,000, the corresponding amounts for his annual bonus threshold, target and maximum also increased.

(5) In connection with the increase to Mr. Albano’s base salary from $450,000 to $500,000, the corresponding amounts for his annual bonus threshold, target and maximum also increased.

(6) In connection with Mr. Czarnecki’s termination of employment, he was eligible for a pro rata bonus in respect of 2023.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment and Severance Agreements with our Named Executive Officers

Each of Messrs. Moragne and Albano previously entered into Amended and Restated Employment Agreements with Broadstone Net Lease, Inc., Broadstone Net Lease, LLC (the “OP”), and Broadstone Employee Sub, LLC, the OP’s subsidiary (the “Employment Agreements”). In connection with the Company’s management transition in 2023, the Employment Agreements were amended, effective February 28, 2023 (the “Amended Employment Agreements”). Mr. Fennell, Broadstone Net Lease, Inc., the OP, and Broadstone Employee Sub,

44	2024 Proxy Statement

LLC, entered into a severance protection agreement (the “Severance Protection Agreement”), providing Mr. Fennell with severance benefits in connection with certain termination of employment events as described below.

As detailed below, the Amended Employment Agreements revised the terms of each party’s employment to reflect their promotions, including the applicable NEO’s compensation arrangements, roles and responsibilities, and term of employment. Each of the Amended Employment Agreements provided the following as of December 31, 2023:

1.
a term expiring on December 31, 2026, unless terminated earlier as provided under its terms;
2.
an annual base salary of $600,000, in the case of Mr. Moragne and $500,000, in the case of Mr. Albano, subject to increase, but not decrease, during the employment term, unless the decrease is pursuant to across-the-board salary reductions affecting other senior level executives of the Company;
3.
eligibility to receive a target annual bonus equal to 120% of the named executive officer’s base salary, in the case of Mr. Moragne, and 100%, in the case of Mr. Albano, with the actual bonus amount, if any, to be based on actual performance relative to the performance criteria and targets established and administered by the Compensation Committee;
4.
reimbursement for reasonable out-of-pocket business expenses incurred in performing their duties in accordance with the expense reimbursement policy of the Company in effect from time to time;
5.
eligibility to participate in all benefit programs for which other senior executives of the Company are generally eligible;
6.
entitlement to a long-term incentive award under the Company’s long-term equity compensation program with a target grant value of $2,000,000, in the case of Mr. Moragne, and $1,500,000, in the case of Mr. Albano, which consist of 40% time-vested awards and 60% performance-based awards for future years;
7.
payments upon certain terminations of employment, as described below under “Potential Payments in Event of Termination or Change in Control”; and
8.
restrictive covenants providing for non-competition, non-solicitation of employees, and non-interference with business relationships, in each case, during employment and for 12 months thereafter, mutual non-disparagement, and perpetual non-disclosure and non-use of confidential information.

Under the terms of the Amended Employment Agreement or, for Mr. Fennell, under the terms of the Severance Protection Agreement, the executive officers are entitled to receive certain payments in connection with certain termination events, as described below.

In the event of the executive’s termination of employment by the Company without “cause” or by the executive for “good reason” (as such terms are defined in the Amended Employment Agreement or the Severance Protection Agreement, as applicable), or if the executive is terminated by the Company following the expiration of the term of the Amended Employment Agreement, if applicable, the executive is entitled to receive: (i) accrued benefits consisting of unpaid base salary and accrued but unused vacation and/or paid time off through the date of termination, reimbursement for all reasonable out-of-pocket business expenses incurred and paid by executive through date of termination, vested benefits under Company benefit plans, and any annual bonus earned but unpaid as of the date of termination (collectively, the “Accrued Benefits”); (ii) a lump sum payment equal to 2.0 times the sum of the executive’s base salary and then-current target bonus for Mr. Moragne and 1.5 times the sum of the executive’s base salary and then-current target bonus for Messrs. Albano and Fennell or, if during the period consisting of the three months prior to or 12 months following a Change in Control (the “Change in Control Window”), three times the sum of the base salary and then-current target bonus for Mr. Moragne and two times the sum of the executive’s base salary and then-current target bonus for Messrs. Albano and Fennell; (iii) a prorated target bonus for year of date of termination, through the date of termination; (iv) payment of the employer portion of COBRA premiums for 24 months; and (v) full vesting of any outstanding equity awards that are subject solely to time-based vesting conditions. All the severance payments and benefits are conditioned on the executive executing and not revoking a general release of claims for the benefit of the Company and continued compliance with the restrictive covenants, as described below. In the event of a “change in control” of the Company (as defined in the Amended Employment Agreement or the Severance Protection Agreement, as applicable), if any of the payments or benefits (including payments connected to the equity awards) provided for under the Amended

45	2024 Proxy Statement

Employment Agreement, the Severance Protection Agreement or otherwise payable to the executive would constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the related excise tax under Section 4999 of the Code, then the executive will be entitled to receive either the full payment of such payments and benefits or a reduced amount of payments and benefits, where the reduced amount would result in no portion of the payments or benefits being subject to the excise tax, whichever results in the greater amount after-tax benefits being retained by the executive.

In the event the executive’s employment with the Company is terminated due to the executive’s Disability (as defined in the Amended Employment Agreement or the Severance Protection Agreement, as applicable) or death, the executive will be entitled to receive (i) the Accrued Benefits; (ii) full vesting of any outstanding equity awards that are subject solely to time-based vesting conditions; (iii) a prorated target bonus for year of date of termination, through the date of termination; and (iv) payment of COBRA premiums for 12 months.

In the event the executive’s employment is terminated by the Company for cause, or the executive voluntarily terminates employment (without good reason), the executive will be entitled to receive the Accrued Benefits, except, in the case of termination for cause, the executive will not receive any amount of an otherwise earned but unpaid annual bonus.

While each of Messrs. Fennell, Callan, and Pickney has not entered into a long-form employment agreement, each of them has entered into a standard short-form employment agreement with the Company upon hire, consistent with Company practices. Such agreements provide the basic terms of employment, and expectations and requirements the Company imposes on its employees, including a basic confidentiality provision and non-solicitation of protected business relationships, non-recruitment of employees and independent contractors and non-disparagement covenants that apply during the term of employment and for a period of 12 months following the employee’s termination date.

Transition Agreement with our Former CEO

On January 10, 2023, Mr. Czarnecki and the Company entered into a Chief Executive Officer Transition Agreement (the “CEO Transition Agreement”), pursuant to which Mr. Czarnecki agreed to assist in the transition of his role and provide advisory services to the Company through January 31, 2024, unless earlier terminated in the event of Mr. Czarnecki’s death, disability, resignation or by the Company for Cause (as defined in the CEO Transition Agreement). The terms of the CEO Transition Agreement provided for Mr. Czarnecki to receive payment for his consulting services of $50,000 per month, subsidized COBRA benefits for 18 months, an annual bonus in respect of 2022 and eligibility to receive a pro-rata bonus in respect of 2023, each based on actual Company performance and paid in the ordinary course. Outstanding time-based restricted stock held by Mr. Czarnecki as of February 28, 2023 vested in full at the end of the term of the CEO Transition Agreement. Mr. Czarnecki remains eligible to vest in a pro-rata portion of the performance-based restricted stock units granted to him in 2021 and 2022 that are determined to have vested by the Compensation Committee of the Board of Directors in the ordinary course at the end of the award’s applicable three-year performance period. In the case of performance-based restricted stock units granted in 2021, Mr. Czarnecki will retain the right to two-thirds of the number of Performance-Based RSUs, and one-third of the number of Performance-Based RSUs granted in 2022, otherwise determined to have vested in accordance with the respective terms of each award. In addition, under the terms of his employment agreement and confirmed in the CEO Transition Agreement, Mr. Czarnecki was subject to confidentiality, non-competition, non-solicitation, non-recruitment, and non-disparagement covenants for a period of one year following February 28, 2023.

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Outstanding Equity Awards Table for Fiscal Year End

Name	Year of Grant	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Yet Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
John D. Moragne	2020	3,414	(3)	58,789	—	—
	2021	7,523	(3)	129,546	45,138	777,276
	2022	12,249	(3)	210,928	12,249	210,928
	2023	44,665	(3)	769,131	66,997	1,153,688
Kevin M. Fennell	2020	1,219	(4)	20,991	—	—
	2021	2,955	(4)	50,885	—	—
	2022	2,620	(4)	45,116	749	12,898
	2023	33,500	(4)	576,870	25,124	432,635
Ryan M. Albano	2020	3,414	(5)	58,789	—	—
	2021	7,523	(5)	129,546	45,138	777,276
	2022	12,249	(5)	210,928	12,249	210,928
	2023	33,499	(5)	576,853	50,248	865,271
John D. Callan, Jr.	2020	1,341	(6)	23,092	—	—
	2021	2,955	(6)	50,885	—	—
	2022	2,620	(6)	45,116	749	12,898
	2023	22,333	(6)	384,574	5,584	96,156
Roderick A. Pickney	2020	1,341	(7)	23,092	—	—
	2021	2,955	(7)	50,885	—	—
	2022	7,795	(7)	134,230	2,228	38,358
	2023	10,887	(7)	187,474	7,258	124,983
Christopher J. Czarnecki(8)	2020	9,756		167,998	—	—
	2021	21,494		370,127	64,482	1,110,380
	2022	29,941		515,584	59,883	1,031,185
	2023	—		—	—	—

(1) Value based on the per-share closing market price of the Company’s Common Stock on December 29, 2023, which was $17.22.

(2) The number of performance-based restricted stock units with respect to the Company’s Common Stock included in this column includes the target number of performance-based restricted stock units for the 2023 grants, the threshold number of performance-based restricted stock units for the 2022 grants, and the maximum number of performance-based restricted stock units for the 2021 grants, each subject to vesting based on total shareholder return as described in the Grants of Plan-Based Awards Table.

(3) Mr. Moragne’s restricted shares are scheduled to vest as follows: (i) 19,010 restricted shares will vest on February 28, 2025, (ii) 15,249 restricted shares will vest on February 28, 2026, and (iii) 11,166 restricted shares will vest on February 28, 2027. 22,426 of Mr. Moragne’s restricted shares vested in February 2024.

(4) Mr. Fennell’s restricted shares are scheduled to vest as follows: (i) 12,121 restricted shares will vest on February 28, 2025, (ii) 10,644 restricted shares will vest on February 28, 2026, and (iii) 4,187 restricted shares will vest on February 28, 2027. 13,342 of Mr. Fennell’s restricted shares vested in February 2024.

(5) Mr. Albano’s restricted shares are scheduled to vest as follows: (i) 16,219 restricted shares will vest on February 28, 2025, (ii) 12,458 restricted shares will vest on February 28, 2026, and (iii) 8,374 restricted shares will vest on February 28, 2027. 19,634 of Mr. Albano’s restricted shares vested in February 2024.

(6) Mr. Callan’s restricted shares are scheduled to vest as follows: (i) 9,098 restricted shares will vest on February 28, 2025, (ii) 7,619 restricted shares will vest on February 28, 2026, and (iii) 2,093 restricted shares will vest on February 28, 2027. 10,439 of Mr. Callan’s restricted shares vested in February 2024.

(7) As of December 31, 2023, Mr. Pickney’s restricted shares were scheduled to vest as follows: (i) 6,798 restricted shares will vest on February 28, 2025, (ii) 5,319 restricted shares will vest on February 28, 2026, and (iii) 2,721 restricted shares will vest on February 28, 2027. 8,140 of

47	2024 Proxy Statement

Mr. Pickney’s restricted shares vested in February 2024. In connection with his resignation from the Company, all remaining outstanding restricted shares, including performance-based restricted stock units, held by Mr. Pickney were forfeited on March 15, 2024.

(8) Mr. Czarnecki’s 61,191 restricted shares vested in full on January 31, 2024 pursuant to the CEO Transition Agreement.

Stock Vested and Settled

The following table summarizes the number of securities underlying the equity awards held by each of the NEOs as of the fiscal year ended December 31, 2023.

Name	Number of shares Acquired on Vesting (#)(1)	Value Realized on Settlement or Vesting ($)(2)
John D. Moragne	18,087	322,491
Kevin M. Fennell	4,791	85,424
Ryan M. Albano	18,087	322,491
John D. Callan, Jr.	5,034	89,756
Roderick A. Pickney	6,759	120,513
Christopher J. Czarnecki	49,996	891,429

(1) For each of Messrs. Moragne, Fennell, Albano, Callan, Pickney and Czarnecki an aggregate of 6,754, 1,404, 6,754, 1,815, 1,646 and 25,523 restricted shares, respectively, were withheld to cover taxes.

(2) Represents the fair value of the shares of the Company’s Common Stock following the lapse of the vesting conditions for the restricted shares.

Potential Payments in Event of Termination or Change in Control

Employment Agreements

The summary description and tables below describe the arrangements that were in effect for each of our NEOs as of December 31, 2023. As described above in the section titled “Employment and Severance Agreements with our Named Executive Officers,” each of Messrs. Moragne, Albano and Fennell are eligible to receive potential severance payments and benefits upon certain terminations of employment. Excluding in connection with a change in control (as described below), the Company does not maintain a written formal severance policy for its employees and, as a result, neither Mr. Callan nor Mr. Pickney is entitled to receive a severance payment in the event of a termination without cause. Payment of the severance benefits described above is subject to the applicable NEO’s execution of a release of claims.

CIC Severance Policy

On April 29, 2022, our Board of Directors approved the Broadstone Net Lease, Inc. Change in Control Severance Protection Policy (the “CIC Severance Policy”), in which all employees of the Company who are not party to an individual employment agreement will participate. The CIC Severance Policy sets forth the Company’s policy on provision of severance payments and benefits under specified conditions in connection with and following a Change in Control (as defined in the CIC Severance Policy). The Company believes these agreements help to retain employees, including our executive officers, who are critical to our long-term success.

Under the provisions of the CIC Severance Policy, each of Messrs. Callan and Pickney are entitled to receive certain payments and benefits in the event that, within the period beginning three months prior to and ending twelve months following a Change in Control (the “Change in Control Protection Period”), the Company, or its successor, terminates the executive’s employment without “cause” or the executive terminates his employment for “good reason” (as such terms are defined in the CIC Severance Policy) (collectively, a “Qualifying Termination”). These payments and benefits include the following: (i) payment of accrued benefits consisting of unpaid base salary and accrued but unused vacation and/or paid time off through the date of termination, reimbursement for all reasonable out-of-pocket business expenses incurred and paid by executive through the date of termination, vested benefits under Company benefit plans, and any annual bonus earned but unpaid as of the date of termination (collectively, the “Accrued Rights”); (ii) a lump sum payment equal to 1.0 times the executive’s base salary; (iii) a lump sum payment equal to the executive’s annual target bonus; (iv) a lump sum payment equal to the prorated annual target bonus for year of date of termination, through the date of termination; and (v) payment of the employer portion of COBRA premiums for 12 months.

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All of the severance payments and benefits, other than the Accrued Rights, are conditioned on the executive’s executing and not revoking a general release of claims for the benefit of the Company. In the event of any of the payments or benefits provided for under the CIC Severance Policy or otherwise payable to the executive would constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the related excise tax under Section 4999 of the Code, then the executive will be entitled to receive either the full payment of such payments and benefits or a reduced amount of payments and benefits, where the reduced amount would result in no portion of the payments or benefits being subject to the excise tax, whichever results in the greater amount after-tax benefits being retained by the executive.

The CIC Severance Policy does not impact the terms of outstanding equity awards and the treatment of all equity awards held by the executives at the time of a Change in Control will be governed by the terms of the applicable award agreement and equity plan pursuant to which the outstanding awards were granted.

In the event that the executive’s employment is terminated by the Company for cause, or the executive voluntarily terminates employment (without good reason) during the Change in Control Protection Period, the executive will be entitled to receive only the Accrued Rights. In the event the Company terminates the employment of the executive other than in the event of a Qualifying Termination, the terms of the CIC Severance Policy will not apply.

Treatment of Equity Awards

Each of our NEOs has been granted (i) time-based restricted shares and (ii) performance-based restricted stock units under the 2020 Equity Incentive Plan. In connection with certain transactions or termination events, the restricted shares and performance-based restricted stock units will be treated as described below.

Treatment in connection with a Change in Control.

Time-Based Restricted Shares: In the event of a Change in Control, to the extent that any outstanding unvested restricted shares are not assumed or substituted for an equivalent number of shares by an acquirer, such restricted shares will become 100% vested. If any outstanding unvested restricted shares are assumed or substituted for an equivalent number of shares by an acquirer in connection with a Change in Control, such restricted shares will become 100% vested, if within the 12-month period following the consummation of a Change in Control, the participant’s employment is terminated by the Company (or its successor) without cause or by the participant for good reason. The “double-trigger” acceleration of assumed or substituted time-based restricted shares following a Change in Control described in the immediately preceding sentence applies to each of the NEOs.

Performance-Based Restricted Stock Units: In the event of a Change in Control, if the restricted stock units are assumed by an acquirer, the Board of Directors will determine the extent to which the performance conditions have been achieved as of the date on which the transaction is consummated and the portion of the award that would have otherwise vested on such date will continue to remain outstanding and eligible to vest upon the expiration of the performance period. If the restricted stock units are assumed in connection with a Change in Control and the participant’s employment is terminated by the Company (or its successor) without cause or by the participant for good reason within the 12-month period following a Change in Control, then the outstanding performance-based restricted stock units will vest in full based on actual performance of the Company as of the date on which the Change in Control is consummated. If the restricted stock units are not assumed or substituted for an equivalent award by an acquirer, the portion of the restricted stock units that have satisfied the performance conditions based on actual performance will become 100% vested as of the date on which the Change in Control is consummated.

Treatment upon Termination.

Time-Based Restricted Shares: In the event of a termination of employment for any reason (other than as described below), all unvested time-based restricted shares are forfeited without consideration as of the date of such termination. With respect to Messrs. Albano and Moragne, however, if the NEO’s employment terminated is by the Company without cause or by the executive for good reason, such NEO is entitled to full acceleration of

49	2024 Proxy Statement

his or her unvested restricted shares. For all NEOs, if the NEO’s employment is terminated due to their death or Disability, such NEO is entitled to full acceleration of his or her unvested restricted shares.

Performance-Based Restricted Stock Units: If the participant’s employment is terminated for any reason (other than as described below), the unvested portion of the performance-based restricted stock units is forfeited without consideration as of the date of such termination. For all NEOs, if the participant’s employment with the Company is terminated due to death or disability, such participant will be entitled to vest in a prorated number of performance-based restricted stock units (calculated based on the number of days the participant was employed during the performance period prior to such termination), which is determined to be vested and earned based on the actual achievement of the performance goals through the expiration of the performance period, as determined by the Company on the measurement date following the end of the performance period.

The table below estimates the dollar value of the additional payments and benefits that the NEOs would have been entitled to receive under the plans and arrangements described above, assuming the applicable triggering event occurred on December 31, 2023. For this purpose, we have assumed a value of $17.22 per share of our Common Stock (the closing price of our Common Stock on December 29, 2023). Mr. Czarnecki is not included in the table below given his transition to a consulting role.

Potential Payments in Event of Termination or Change in Control

	Cash Severance ($)	Prorated Bonus ($)	Benefits Continuation ($)(1)	Equity Acceleration ($)(2)	Total ($)
Upon Termination by the Company without Cause or by the Executive for Good Reason
John D. Moragne	2,640,000	720,000	41,371	1,168,394	4,569,765
Kevin M. Fennell	1,125,000	375,000	50,486	693,863	2,244,349
Ryan M. Albano	1,500,000	500,000	47,182	976,116	3,023,298
John D. Callan, Jr.	-	-	-	-	-
Roderick A. Pickney	-	-	-	-	-
Upon Termination due to death or by the Company due to Disability
John D. Moragne	-	720,000	20,686	1,989,481(3)	2,730,167
Kevin M. Fennell	-	375,000	25,243	820,187(3)	1,220,431
Ryan M. Albano	-	500,000	23,591	1,717,410(3)	2,241,001
John D. Callan, Jr.	-	-	-	536,903(3)	536,903
Roderick A. Pickney	-	-	-	449,985(3)	449,985
Upon Termination by the Company without Cause or by the Executive for Good Reason in connection with a Change in Control
John D. Moragne	3,960,000	720,000	4,371	2,903,568(4)	7,624,939
Kevin M. Fennell	1,500,000	375,000	50,486	1,133,006(4)	3,058,492
Ryan M. Albano	2,000,000	500,000	47,182	2,425,756(4)	4,972,938
John D. Callan, Jr.	436,150	150,150	16,879	609,697(4)	1,212,876
Roderick A. Pickney	536,250	211,250	20,684	551,634(4)	1,319,819

(1) Amounts in this column represent the value of the health and welfare benefits continuation.

(2) Amounts in this column represent the value of the acceleration of restricted stock awards which were outstanding as of December 29, 2023. As of December 29, 2023, the fair market value of a share of the Company’s Common Stock was $17.22.

(3) Amounts in this column are based on actual levels of performance as of December 31, 2023 and a prorated portion of the outstanding and unvested performance-based restricted stock units if termination due to death or disability occurred as of December 31, 2023.

(4) Amounts in this column show actual levels of performance that would have been achieved if the closing of a Change in Control transaction occurred on December 31, 2023 with respect to all outstanding and unvested performance-based restricted stock units.

For purposes of the equity awards and the CIC Severance Policy, “Change in Control” generally means the occurrence of any of the following events with respect to the Company: (a) any person (other than directly from the Company) first acquires securities of the Company representing fifty percent or more of the combined voting power of the Company’s then outstanding voting securities, other than an acquisition by certain employee benefit plans, the Company or a related entity, or any person in connection with a non-control transaction; (b) a majority of the members of the Board of Directors is replaced by directors whose appointment or election is not endorsed

50	2024 Proxy Statement

by a majority of the members of the Board of Directors serving immediately prior to such appointment or election; (c) any merger, consolidation, or reorganization, other than in a non-control transaction; (d) a complete liquidation or dissolution; or (e) sale or disposition of all or substantially all of the assets. A “non-control transaction” generally includes any transaction in which (i) stockholders immediately before such transaction continue to own at least a majority of the combined voting power of such resulting entity following the transaction; (ii) a majority of the members of the Board of Directors immediately before such transaction continue to constitute at least a majority of the board of the surviving entity following such transaction; or (iii) with certain exceptions, no person other than any person who had beneficial ownership of more than fifty percent of the combined voting power of the Company’s then outstanding voting securities immediately prior to such transaction has beneficial ownership of more than fifty percent of the combined voting power of the surviving entity’s outstanding voting securities immediately after such transaction.

For purposes of the Amended Employment Agreements entered into by Messrs. Albano and Moragne, the Severance Protection Agreement, and the CIC Severance Policy, the terms below are generally defined as provided below:

•
“Cause” means (i) conduct by executive that amounts to willful misconduct, gross neglect, or a material refusal to perform executive’s duties and responsibilities, which conduct, if susceptible to a cure in the reasonable discretion of the Company, remains uncured for ten (10) business days following delivery of a written notice to executive setting forth the nature of such conduct; (ii) any willful violation of any material law, rule, or regulation applicable to the Company generally; (iii) executive’s material violation of any material written policy, board committee charter, or code of ethics or business conduct (or similar code) of the Company to which executive is subject, which violation, if susceptible to a cure in the reasonable discretion of the Company, remains uncured for ten (10) business days following delivery of a written notice to executive setting forth the nature of such violation; (iv) any act of fraud, misappropriation, or embezzlement by executive, whether or not such act was committed in connection with the business of the Company; (v) a material breach of the restrictive covenants contained therein or of any other contractual obligations, or any breach of fiduciary duties owed by executive to the Company (which breach, if susceptible to a cure in the reasonable discretion of the Company, remains uncured for ten (10) business days following delivery of a written notice to executive setting forth the nature of such breach); (vi) executive’s charge with, indictment for, conviction of, or entry of a plea of guilty or nolo contendere or no contest with respect to: (X) any felony, or any misdemeanor involving dishonesty or moral turpitude (including pleading guilty or nolo contendere to a felony or lesser charge which results from plea bargaining), whether or not such felony, crime or lesser offense is connected with the business of the Company, or (Y) any crime connected with the business of the Company; or (v) executive’s deliberate misrepresentation in connection with, or willful failure to cooperate with, a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials as reasonably requested by the Company or its legal counsel.
•
“Good Reason” means any of the following, without the executive’s written consent: (i) a material diminution in executive’s title, position, authority, duties, or responsibilities; (ii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom Executive is required to report; (iii) a material diminution in executive’s base salary or target bonus opportunity; (iv) a willful and material breach by the Company of this Agreement; or (v) the relocation (without the written consent of Executive) of Executive’s principal place of employment by more than thirty-five (35) miles from executive’s then-current principal location; ,however, that a termination by executive for any of the reasons listed in (i) through (v) above shall not constitute termination for good reason unless (A) the notice of termination on account thereof is given no later than ninety (90) days after the time at which executive has knowledge that the event or condition purportedly giving rise to good reason first occurs or arises, (B) if there exists an event or condition that constitutes good reason, the Company shall have thirty (30) days from the date notice of such termination is received to cure such event or condition and, if the Company does so, such event or condition shall not constitute good reason hereunder, and (C) Executive provides written notice of termination with good reason within sixty (60) days following the Company’s failure to cure such event or condition.

51	2024 Proxy Statement

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about shares of Common Stock authorized for issuance under all of our equity compensation plans as of December 31, 2023:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
Equity compensation plans not approved by security holders	350,946(1)		7,560,712(2)
Total			7,560,712(2)

(1) This column represents the performance-based restricted stock units that are outstanding as of December 31, 2023 under the 2020 Omnibus Equity Incentive Plan.

(2) Reflects the number of shares of Common Stock that remain available for issuance under the 2020 Omnibus Equity Incentive Plan, as of December 31, 2023, taking into account 9,000,000 shares of Common Stock authorized for issuance under the terms of the plan less equity awards that were granted prior to December 31, 2023 and any applicable award forfeitures.

Description of the 2020 Omnibus Equity Incentive Plan

On August 4, 2020, our Board of Directors adopted the Company’s 2020 Omnibus Equity and Incentive Plan (the “2020 Equity Incentive Plan”), under which equity awards may be made in respect of 9,000,000 shares of our Common Stock (“Shares”). Under the 2020 Equity Incentive Plan, awards may be granted in the form of options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalent rights, share awards and performance-based awards (including performance share units and performance-based restricted stock) and LTIP Units (as defined below). The following is a summary of the material terms of the 2020 Equity Incentive Plan. This summary is qualified in its entirety by reference to the full text of the 2020 Equity Incentive Plan, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 4, 2020, which is hereby incorporated by reference.

Administration. The 2020 Equity Incentive Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee consists of at least two directors of the Board of Directors and may consist of the entire Board of Directors. The Compensation Committee consists of directors considered to be non-employee directors for purposes of Section 16 of the Exchange Act.

Plan Term. The 2020 Equity Incentive Plan will terminate on the tenth (10th) anniversary of the date of its adoption, unless earlier terminated by our Board of Directors.

Eligibility. Under the 2020 Equity Incentive Plan, “Eligible Individuals” include officers, employees, consultants, and non-employee directors providing services to the Company and its subsidiaries. The Compensation Committee will determine which Eligible Individuals will receive grants of awards.

Incentives Available. Under the 2020 Equity Incentive Plan, the Compensation Committee may grant any of the following types of awards to an Eligible Individual: nonqualified stock options (“NQSOs”); stock appreciation rights (“SARs”); restricted stock grants (“Restricted Stock”); restricted stock units (“RSUs”); Performance Awards; Dividend Equivalent Rights; Share Awards; LTIP Units, and Cash-Based Awards, each as defined below and, to certain Eligible Individuals in accordance with Section 422 of the Code, incentive stock options (“ISOs”) (each type of grant is considered an “Award”).

Shares Available. Subject to any adjustment as provided in the 2020 Equity Incentive Plan, up to 9,000,000 Shares may be issued pursuant to Awards granted under the 2020 Equity Incentive Plan, all of which may be granted as incentive stock options (“ISOs”). For a non-employee director, the maximum dollar amount of cash or

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the fair market value of Shares that any individual may receive in any calendar year in respect of Awards may not exceed that number of Shares representing a fair market value equal to the positive difference, if any, between $500,000 and the aggregate value of any annual cash retainer paid to the non-employee director (excluding the value of any chairperson retainer or fee and meeting fees received by a non-employee director in respect of such calendar year).

If an Award or any portion thereof that is granted under 2020 Equity Incentive Plan (i) expires or otherwise terminates without all of the Shares covered by such Award having been issued, or (ii) is settled in cash (i.e., the participant receives cash rather than Shares), such expiration, termination, or settlement will not reduce (or otherwise offset) the number of Shares that may be available for issuance under the 2020 Equity Incentive Plan. If any Shares issued pursuant to an Award are forfeited and returned back to or reacquired by the Company because of the failure to meet a contingency or condition required to vest such Shares in the participant, then the Shares that are forfeited or reacquired will again become available for issuance under 2020 Equity Incentive Plan. Any Shares tendered or withheld (i) to pay the exercise price of an Option (as defined below), or (ii) to satisfy tax withholding obligations associated with an Award granted under 2020 Equity Incentive Plan shall not become available again for issuance under the 2020 Equity Incentive Plan.

Stock Options. The Compensation Committee may grant NQSOs to Eligible Individuals and ISOs to Eligible Individuals (collectively, “Options”) who are employees of the Company or a subsidiary on the date of grant. An NQSO is the right to purchase one or more Shares at a designated exercise price. An ISO is an Option that is subject to statutory requirements and limitations required for certain tax advantages allowed under Section 422 of the Code, and an NQSO is an Option that does not qualify as an ISO.

Vesting and Exercise Periods for Options. Each Option granted under the 2020 Equity Incentive Plan may be subject to certain vesting requirements and will become exercisable in accordance with the specific terms and conditions of the Option, as determined by the Compensation Committee at the time of grant and set forth in an Award agreement. The term of an Option generally may not exceed ten years from the date it is granted (five years in the case of an ISO granted to a ten-percent stockholder). Each Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until its expiration or termination, unless otherwise provided in the applicable Award agreement.

Exercise Price for Options. The purchase price per Share with respect to any Option granted under the 2020 Equity Incentive Plan may be not less than the greater of the par value of a Share and 100% of the fair market value of a share of Common Stock on the date the Option is granted (110% in the case of an ISO granted to a ten-percent stockholder).

Stock Appreciation Rights. The Compensation Committee may grant SARs to Eligible Individuals on terms and conditions determined by the Compensation Committee at the time of grant and set forth in an Award agreement. A SAR may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

Amount Payable. A SAR is a right granted to a participant to receive an amount equal to (i) the excess of the fair market value of a Share on the last business day preceding the date of exercise of such SAR over the fair market value of a Share on the date the SAR was granted, multiplied by (ii) the number of Shares as to which the SAR is being exercised. A SAR may be settled or paid in cash, Shares or a combination of each, in accordance with its terms.

Duration. Each SAR will be exercisable or be forfeited or expire on such terms as the Compensation Committee determines. Except in limited circumstances, an SAR shall have a term of no greater than ten years.

Prohibition on Repricings. The Compensation Committee has no authority to make any adjustment or amendment (other than in connection with certain changes in capitalization or certain corporate transactions in accordance with the terms of the 2020 Equity Incentive Plan, as generally described below) that reduces, or would have the effect of reducing, the exercise price of an Option or SAR previously granted under the 2020 Equity Incentive Plan, unless the Company’s stockholders approve such adjustment or amendment.

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Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights (“Dividend Equivalent Rights”), either in tandem with an Award or as a separate Award, to Eligible Individuals on terms and conditions determined by the Compensation Committee at the time of grant and set forth in an Award agreement. A Dividend Equivalent Right is a right to receive cash or Shares based on the value of dividends that are paid with respect to the Shares. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on such dividend equivalent rights or until the vesting, exercise, payment, settlement, or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate, subject to compliance with Section 409A of the Code. Dividend Equivalent Rights may be settled in cash or shares of Common Stock or a combination thereof, in a single installment or multiple installments, as determined by the Compensation Committee. Unless set forth in an Award Agreement, awards of Restricted Stock (other than performance-vested Restricted Stock) will include a right to receive dividends at the time such dividend is paid to holders of Shares, whether or not the Restricted Stock is vested at that time and Awards of Restricted Stock Units and performance vested Restricted Stock will provide for dividend equivalent rights that will accrue and be paid only at such time as the underlying awards vest.

Restricted Stock; Restricted Stock Units. The Compensation Committee may grant either Shares (Restricted Stock) or phantom Shares (RSUs), in each case subject to certain vesting requirements, on terms and conditions determined by the Compensation Committee at the time of grant and set forth in an Award agreement.

Restricted Stock. Unless the Compensation Committee determines otherwise, upon the issuance of shares of Restricted Stock, the participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions made with respect to the Shares. The Compensation Committee may determine that the payment to the participant of dividends, or a specified portion thereof, declared or paid on such Shares shall be deferred until the lapsing of the restrictions imposed upon such Shares and held by the Company for the account of the participant until such time. Payment of deferred dividends in respect of shares of Restricted Stock shall be made upon the lapsing of restrictions imposed on the shares of Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred in respect of any shares of Restricted Stock shall be forfeited upon the forfeiture of such shares of Restricted Stock.

Period for Lapsing of Restrictions on Restricted Stock. During such period as may be set by the Compensation Committee in the Award agreement (the “Vesting Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate, or assign shares of Restricted Stock awarded under the 2020 Equity Incentive Plan except by will or the laws of descent and distribution. The Compensation Committee may also impose such other restrictions and conditions, including the attainment of pre-established Performance Objectives (as defined below) or other corporate or individual performance goals, on Restricted Stock as it determines in its sole discretion.

Restricted Stock Units. Each RSU shall represent the right of the participant to receive a payment upon vesting of the RSU, or on any later date specified by the Compensation Committee, of an amount equal to the fair market value of a Share as of the date the RSU becomes vested (together with such dividends as may have accrued with respect to such Share from the time of the grant of the Award until the time of vesting), or such later date as determined by the Compensation Committee at the time the RSU is granted (and which will be set forth in the applicable grant agreement). An RSU may be settled or paid in cash, Shares or a combination of each, as determined by the Compensation Committee.

Performance Awards. Performance awards ((“Performance Awards”) (including performance units (“Performance Units”) and performance share units (“Performance Share Units”) and performance-based restricted stock (“Performance-Based Restricted Stock”)) may be granted to Eligible Individuals on terms and conditions determined by the Compensation Committee and set forth in an Award agreement.

Performance Units. Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified performance objectives within a performance cycle and such other vesting conditions as may be determined by the Compensation Committee (including without limitation, a continued employment requirement following the end of the applicable performance period), represent the right to receive payment of the specified dollar amount or a percentage of the specified dollar amount depending on the level of performance objective attained; provided, however, that the Compensation Committee may at the time a

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Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. The award agreement for each Performance Unit shall specify the number of Performance Units to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance Unit to vest and the performance cycle within which such Performance Objectives must be satisfied and the circumstances under which the award will be forfeited.

Performance Share Units. Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within a performance cycle and such other vesting conditions as may be determined by the Compensation Committee (including, without limitation, a continued employment requirement following the end of the applicable performance period), represent the right to receive an amount of the fair market value of a Share on the date the Performance Share Unit becomes vested or any other date specified by the Compensation Committee or a percentage of such amount depending on the level of Performance Objective attained; provided, however, that the Compensation Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit. A Performance Share Unit may be settled in cash, shares, or a combination of each. The Award agreement for each Performance Share Unit shall specify the number of Performance Share Units to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance Share Unit to vest and the performance cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited.

Performance-Based Restricted Stock. Performance-Based Restricted Stock shall consist of an Award of shares of Restricted Stock, issued in the participant’s name and subject to appropriate restrictions and transfer limitations. Unless the Compensation Committee determines otherwise and as set forth in the applicable Award agreement, upon issuance of Shares of Performance-Based Restricted Stock, the participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to Shares. The Award agreement for each Award of Performance-Based Restricted Stock will specify the number of shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives and other conditions that must be satisfied in order for the Performance-Based Restricted Stock to vest, the performance cycle within which the Performance Objectives must be satisfied (which will not be less than one (1) year) and the circumstances under which the Award will be forfeited.

Performance Objectives. Performance objectives (“Performance Objectives”) may be expressed in terms of (i) net earnings; (ii) earnings per share; (iii) net debt; (iv) revenue or sales growth; (v) net or operating income; (vi) net operating profit; (vii) return measures (including, but not limited to, return on assets, capital, equity or sales); (viii) cash flow (including, but not limited to, operating cash flow, distributable cash flow and free cash flow); (ix) earnings before or after taxes, interest, depreciation, amortization and/or rent; (x) share price (including, but not limited to growth measures and total stockholder return); (xi) expense control or loss management; (xii) customer satisfaction; (xiii) market share; (xiv) economic value added; (xv) working capital; (xvi) the formation of joint ventures or the completion of other corporate transactions; (xvii) gross or net profit margins; (xviii) revenue mix; (xix) operating efficiency; (xx) product diversification; (xxi) market penetration; (xxii) measurable achievement in quality, operation or compliance initiatives; (xxiii) quarterly dividends or distributions; (xxiv) employee retention or turnover; (xxv) any other operational, financial or other goal as may be determined by the Compensation Committee; (xxvi) AFFO or Funds From Operations, or (xxvii) any combination of or a specified increase in any of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries or Divisions (as defined in the 2020 Equity Incentive Plan) or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Compensation Committee may adjust Performance Objectives from time to time to reflect the impact of specified events, including any one or more of the following with respect to the applicable performance period: (i) the gain, loss, income, or expense resulting from changes in accounting principles or tax laws that become effective during the performance period; (ii) the gain, loss, income, or expense reported publicly by the Company with respect to the performance period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (v) the impact of investments or acquisitions made

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during the year or, to the extent provided by the Compensation Committee, any prior year; or (vi) other extraordinary or unusual events as determined by the Compensation Committee. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Compensation Committee. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Compensation Committee.

Prior to the vesting, payment, settlement, or lapsing of any restrictions the Compensation Committee shall determine that the applicable Performance Objectives have been satisfied. In respect of a Performance Award, the Compensation Committee may, in its sole discretion, (i) reduce the amount of cash paid or number of Shares to be issued or that have been issued and that become vested or on which restrictions lapse, and/or (ii) establish rules and procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that otherwise would be payable under such Award. The Compensation Committee may exercise such discretion in a non-uniform manner among Participants.

Share Awards. The Compensation Committee may grant an Award of Shares (“Share Awards”) to an Eligible Individual on such terms and conditions as the Compensation Committee may determine at the time of grant. A Share Award may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

LTIP Units. The Compensation Committee may grant an Award of LTIP Units (“LTIP Units”) to an Eligible Individual on such terms and conditions as the Compensation Committee may determine at the time of grant. LTIP Units are intended to be profits interests in the OP, the rights and features of which, if applicable, will be set forth in the OP Agreement, as applicable.

Cash-Based Awards. The Compensation Committee may grant a Cash-Based Award to an Eligible Individual on such terms and conditions as the Compensation Committee may determine at the time of grant. The Compensation Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Compensation Committee may determine. Each Cash-Based Award shall specify a cash-dominated payment amount, formula or payment ranges as determined by the Compensation Committee.

Adjustments upon Changes in Capitalization. In the event that the outstanding Shares are changed into or exchanged for a different number or kind of Shares or other stock or securities or other equity interests of the Company or another corporation or entity, whether through merger, consolidation, reorganizations, recapitalization, reclassification, stock dividend, stock split, reverse stock split, substitution, or other similar corporate event or transaction, or an extraordinary dividend or distribution by the Company in respect of its Shares or other capital stock or securities convertible into capital stock in cash, securities, or other property, the Compensation Committee shall determine the appropriate adjustments, if any, to (a) the maximum number and kind of shares of stock or other securities or other equity interests as to which Awards may be granted under the 2020 Equity Incentive Plan, (b) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of ISOs, (c) the number and kind of Shares or other securities covered by any or all outstanding Awards that have been granted under the 2020 Equity Incentive Plan, (d) the option price of outstanding Options and the base price of outstanding SARs, and (e) the Performance Objectives applicable to outstanding Performance Awards.

Effect of Change in Control or Certain Other Transactions. Generally, the Award agreement evidencing each Award will provide any specific terms applicable to that Award in the event of a Change in Control of the Company (as defined below). Unless otherwise provided in an Award agreement, in connection with a merger, consolidation, reorganization, recapitalization, or other similar change in the capital stock of the Company, or a liquidation or dissolution of the Company or a Change in Control (each a “Corporate Transaction”), Awards shall either: (a) continue following such Corporate Transaction, which may include, in the discretion of the Compensation Committee or the parties to the Corporate Transaction, the assumption, continuation, or substitution of the Awards, in each case with appropriate adjustments to the number, kind of shares, and exercise prices of the Awards; (b) become vested in whole or in part; or (c) terminate.

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For purposes of the 2020 Equity Incentive Plan, “Change in Control” generally means the occurrence of any of the following events with respect to the Company: (a) any person (other than directly from the Company) first acquires securities of the Company representing fifty percent or more of the combined voting power of the Company’s then outstanding voting securities, other than an acquisition by certain employee benefit plans, the Company or a related entity, or any person in connection with a non-control transaction; (b) a majority of the members of the Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors serving immediately prior to such appointment or election; (c) any merger, consolidation, or reorganization, other than in a non-control transaction; (d) a complete liquidation or dissolution; or (e) sale or disposition of all or substantially all of the assets. A “non-control transaction” generally includes any transaction in which (i) stockholders immediately before such transaction continue to own at least a majority of the combined voting power of such resulting entity following the transaction; (ii) a majority of the members of the Board of Directors immediately before such transaction continue to constitute at least a majority of the board of the surviving entity following such transaction; or (iii) with certain exceptions, no person other than any person who had beneficial ownership of more than fifty percent of the combined voting power of the Company’s then outstanding voting securities immediately prior to such transaction has beneficial ownership of more than fifty percent of the combined voting power of the surviving entity’s outstanding voting securities immediately after such transaction.

Options and SARs Terminated in Corporate Transaction. If Options or SARs are to terminate in the event of a Corporate Transaction, the holders of vested Options or SARs must be provided either (a) fifteen days to exercise their Options or SARs, or (b) payment (in cash or other consideration) in respect of each Share covered by the Option of SAR being cancelled in an amount equal to the excess, if any, of the per Share consideration to be paid to stockholders in the Corporate Transaction over the price of the Option or the SAR. If the per Share consideration to be paid to stockholders in the Corporate Transaction is less than the exercise price of the Option or SAR, the Option or SAR may be terminated without payment of any kind. The holders of unvested Options or SARs may also receive payment, at the discretion of the Compensation Committee, in the same manner as described above for vested Options and SARs. The Compensation Committee may also accelerate the vesting on any unvested Option or SAR and provide holders of such Options or SARS a reasonable opportunity to exercise the Award.

Other Awards Terminated in Corporate Transaction. If Awards other than Options and SARs are to terminate in connection with a corporate transaction, the holders of vested Awards will be provided, and holders of unvested Awards may be provided, at the discretion of the Compensation Committee, payment (in cash or other consideration upon or immediately following the Corporate Transaction, or, to the extent permitted by Section 409A of the Code, on a deferred basis) in respect of each Share covered by the Award being cancelled in an amount equal to the per Share price to be paid to stockholders in the Corporate Transaction, where the value of any non-cash consideration will be determined by the Compensation Committee in good faith.

The Compensation Committee may, in its sole discretion, provide for different treatment for different Awards or Awards held by different parties, and where alternative treatment is available for a participant’s Awards, may allow the participant to choose which treatment will apply to his or her Awards.

Transferability. The 2020 Equity Incentive Plan generally restricts the transfer of any Awards, except (a) transfers by will or the laws of descent and distribution, or (b) to a beneficiary designated by the participant, to whom any benefit under the 2020 Equity Incentive Plan is to be paid or who may exercise any rights of the participant in the event of the participant’s death before he or she receives any or all of such benefit or exercises an Award.

Amendment or Termination of the Equity Incentive Plan. The 2020 Equity Incentive Plan may be amended or terminated by the Board of Directors without stockholder approval unless stockholder approval of the amendment or termination is required under applicable law, regulation, or New York Stock Exchange requirement. No amendment may materially and adversely alter or impair any Awards that had been granted under the 2020 Equity Incentive Plan prior to the amendment without the impacted participant’s consent. The 2020 Equity Incentive Plan will terminate on the tenth (10th) anniversary of its effective date; however, when the 2020 Equity Incentive Plan terminates, any applicable terms will remain in effect for administration of any Awards outstanding at the time of the 2020 Equity Incentive Plan’s termination.

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Forfeiture Events; Clawback. The Compensation Committee may specify in an Award agreement that the participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback, or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the Award. Without limiting the generality of the foregoing, any Award under the 2020 Equity Incentive Plan shall be subject to the terms of any clawback policy maintained by the Company, as it may be amended from time to time.

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CEO PAY RATIO

Our CEO Pay Ratio was calculated in compliance with the requirement set forth in Item 402(u) of Regulation S-K. We calculated the annual total compensation of our median employee (other than our CEO) for fiscal 2023 to be $153,525. As reported in the Summary Compensation Table for fiscal 2023 in this Proxy Statement, the annual total compensation of our CEO for fiscal 2023 was $4,195,587. Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee for fiscal 2023 was 27.3:1.

To identify our median employee, we used the following methodology:

•
We determined our median employee based on our entire employee population as of December 31, 2023.
•
We used a consistently applied compensation measure that included the sum of each employee’s base salary, equity awards, and annual bonuses earned in 2023 that were paid in 2024.
•
We annualized the base salaries for employees who were employed by us for less than the entire calendar year.

Using this approach, we identified our median employee and then calculated the annual total compensation of this employee for 2023 in accordance with the requirements of the Summary Compensation Table. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

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PAY VERSUS PERFORMANCE DISCLOSURE

Pay Versus Performance Table

As required by the Securities and Exchange Commission, the following table is intended to illustrate compensation “actually paid” to our NEOs as compared to (i) our total shareholder return (“TSR”) performance (on an absolute and relative basis), (ii) net income, and (iii) AFFO per share, the company’s selected measure. Differences in our summary compensation table amounts and compensation actually paid reflect changes in the fair value of equity awards, both outstanding and vested in each year, and the probability assessment of performance under our performance share plan (“PSP”) at the end of each fiscal year.

The tabular and narrative disclosures provided below are intended to be calculated in a manner consistent with the applicable SEC rules and may reflect reasonable estimates and assumptions where appropriate.

The following table provides information required under the SEC’s Item 402(v) of Regulation S-K disclosing (i) a measure of total compensation (calculated in the same manner as used for the Summary Compensation Table for our principal executive officer (“PEO”) and, as an average, for our other named executive officers (“Non-PEO NEOs”), (ii) a measure of compensation referred to as “compensation actually paid” (or “CAP”) and calculated in accordance with the available SEC guidance for our PEO and, as an average, for our Non-PEO NEOs, and (iii) certain financial performance measures, in each case, for our four most recently completed fiscal years.

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO (Mr. Czarnecki) ($)(1)	Compensation Actually Paid to PEO (Mr. Czarnecki) ($)	Summary Compensation Table Total for PEO (Mr. Moragne) ($)(1)	Compensation Actually Paid to PEO (Mr. Moragne) ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2)	Company TSR ($)(3)	MSCI US REIT TSR ($)(3)	Net Income (Loss) ($ in thousands)	AFFO per Share ($)
2023	944,354	1,141,357	4,195,587	4,328,743	1,854,801	1,940,204	129.11	132.33	163,312	1.41
2022	4,464,584	2,089,127	-	-	1,522,899	1,018,133	113.34	116.34	129,475	1.40
2021	4,428,205	5,989,430	-	-	1,475,820	1,615,407	163.55	154.12	109,528	1.31
2020	3,321,219	3,269,024	-	-	1,654,863	1,636,608	123.29	107.73	56,276	1.41

(1)
In accordance with applicable SEC rules, since Mr. Czarnecki and Mr. Moragne each served as CEO during 2023, they are both included in the table above as a PEO.
(2)
Amounts represent compensation actually paid to our PEOs and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO 1	PEO 2	Non-PEO NEOs
2023	Christopher J. Czarnecki	John D. Moragne	Ryan M. Albano, Roderick A. Pickney, John D. Callan, Jr., Kevin M. Fennell
2022	Christopher J. Czarnecki	-	Ryan M. Albano, John D. Moragne, Roderick A. Pickney, John D. Callan, Jr.
2021	Christopher J. Czarnecki	-	Ryan M. Albano, John D. Moragne, Roderick A. Pickney, Andrea T. Wright, Sean T. Cutt
2020	Christopher J. Czarnecki	-	Ryan M. Albano, John D. Moragne, Sean Cutt

Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined based on the stock price at the end of each fiscal year taking into account the probable outcome as of the end of the year for outstanding performance awards. The following table sets forth the adjustments we made in the pay-versus-performance table in order to arrive at the amount of compensation “actually paid” to our NEOs:

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Adjustments to Determine Compensation “Actually Paid” for PEO1 (Mr. Czarnecki)	2023	2022	2021	2020
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	0	(2,552,546)	(2,373,361)	(2,000,000)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	0	1,762,157	3,433,452	1,910,244
Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	(87,815)	(1,713,018)	357,855	0
Increase for Fair Value of Awards Granted during year that Vested	0	0	0	0
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	76,995	(126,447)	(36,878)	0
Increase based on Dividends paid or accrued prior to Vesting Date of Award	207,823	254,397	180,157	37,561
Total Adjustments	197,003	(2,375,457)	1,561,225	(52,195)

Adjustments to Determine Compensation “Actually Paid” for PEO2 (Mr. Moragne)	2023	2022	2021	2020
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	(2,393,189)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	2,333,846
Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	(39,104)
Increase for Fair Value of Awards Granted during year that Vested	0
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	27,857
Increase based on Dividends paid or accrued prior to Vesting Date of Award	203,746
Total Adjustments	133,156

Adjustments to Determine Compensation “Actually Paid” for Non-PEO NEOs (Average)	2023	2022	2021	2020
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	(973,182)	(639,825)	(577,410)	(700,000)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	970,537	444,440	586,055	668,598
Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	(8,607)	(336,188)	58,534	0
Increase for Fair Value of Awards Granted during year that Vested	0	0	55,068	0
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	13,349	(30,821)	(15,831)	0
Increase based on Dividends paid or accrued prior to Vesting Date of Award	83,306	57,629	33,171	13,147
Total Adjustments	85,403	(504,766)	139,587	(18,255)

(3)
The reported cumulative TSR is calculated by the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s closing share price at the end of the first trading day, September 17, 2020 ($16.30), and at the end of the measurement period, based on an initial $100 investment on this date.

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, the Company is providing the descriptions below of the relationships between the reported CAP amounts and each of the financial performance measures presented in the Pay Versus Performance Table. While the Company utilizes several financial performance measures to provide incentives to the executives with a goal of aligning executive compensation with Company performance, all of these performance measures are not presented in the Pay Versus Performance Table. Moreover, the Company makes compensation decisions based on a number of factors, as more fully described in the section of this Proxy Statement entitled “Compensation Discussion and Analysis,” and has not, specifically evaluated the

61	2024 Proxy Statement

performance measures reported in the Pay Versus Performance Table with the named executive officers’ CAP amounts (as calculated in accordance with Item 402(v) of Regulation S-K) for a particular year. Therefore, the alignment outcomes reported below may not accurately reflect the Company’s goals of linking pay with performance and aligning the interests of named executive officers with those of our stockholders.

Tabular List of Important Financial Measures

The following reflects the financial measures that that we have determined represent the most important financial measures used to link compensation actually paid to performance for 2023:

Most Important Financial Measures for 2023
Adjusted Funds From Operations (AFFO) Per Share
Net Debt to Annualized Adjusted EBITDAre
Economic Occupancy
Relative TSR

Compensation Actually Paid and AFFO Per Share

While the Company also uses other financial performance measures for the purpose of evaluating performance for the Company’s executive compensation programs, the Company has determined that AFFO Per Share is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the named executive officers, for 2023, to the Company’s performance. We believe that AFFO Per Share is a useful supplemental measure for investors to consider both because it will help them to better assess our operating performance without the distortions created by non-cash revenues or expenses, and because it is the most significant financial measure used for determination of bonus amounts pursuant to the Company’s 2023 annual incentive program. Notably, the trajectory of AFFO Per Share performance since 2020 is greatly impacted by the initial public offering (“IPO”) of the Company’s Common Stock in September 2020, which had a dilutive impact on AFFO Per Share. Even though the Company’s reported AFFO Per Share decreased from 2020 to 2021, our reported AFFO Per Share in 2021 represents a 9.2% increase over our Q4 2020 (post-IPO) annualized results. Over 2022 and 2023, the Company maintained AFFO per Share of $1.40 and $1.41, respectively, matching the historical four-year high in 2020. Accordingly, while the following graph demonstrates that the CAP amounts for our PEO and other NEOs are not fully aligned with the Company’s “company-selected measure” of AFFO Per Share over the four years presented in the Pay Versus Performance Table, we believe that the AFFO Per Share performance since our IPO is aligned with the Company’s compensation practices. Further, because AFFO Per Share is only one of several factors used in our annual incentive program, and a significant portion of each NEO’s compensation is tied to long-term incentive awards, CAP values are more directly influenced by fluctuations in our share price than by our AFFO Per Share results when considered as a single measure.

62	2024 Proxy Statement

Compensation Actually Paid and AFFO per Share
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$3,269
$1,637
$5,989
$1,615
$2,089
$1,018
$1,141
$4,329
$1,940
$1.41
$1.31
$1.40
$1.41
2020
2021
2022
2023
*Compensation in $000s
PEO Pay (Mr. Czarnecki)
PEO Pay (Mr. Moragne)
NEO Pay
AFFO per Share

Compensation Actually Paid and Net Income (Loss)

As is typical for a company in the REIT industry, the Company does not consider net income (loss) as a key indicator of Company performance or stockholder value creation, and as such, it is not used directly as a performance metric in either the annual incentive program or the long-term incentive program. Therefore, there is no specific relationship between the Company’s net income (loss) outcome for a particular year and our compensation decisions.

Compensation Actually Paid and Net Income
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$3,269
$1,637
$56,276.0
$5,989
$1,615
$109,528.0
$2,089
$1,018
$129,475.0
$1,141
$4,329
$1,940
$163,312.0
2020
2021
2022
2023
*Compensation in $000s
PEO Pay (Mr. Czarnecki)
PEO Pay (Mr. Moragne)
NEO Pay
Net Income

63	2024 Proxy Statement

Compensation Actually Paid and Cumulative TSR

As demonstrated by the following graph, the CAP amounts for our executives are generally aligned with the Company’s cumulative TSR over the four years presented in the Pay Versus Performance Table. The alignment of CAP amounts with the Company’s cumulative TSR over the period presented reflects the fact that a significant portion of compensation to our PEO and other NEOs is comprised of equity awards.

Compensation Actually Paid and TSR Performance
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$163.55
$154.12
$123.29
$107.73
$113.34
$116.34
$129.11
$132.33
$3,269
$1,637
$5,989
$1,615
$2,089
$1,018
$1,141
$4,329
$1,940
2020
2021
2022
2023
*Compensation in $000s
PEO Pay (Mr. Czarnecki)
PEO Pay (Mr. Moragne)
NEO Pay
BNL TSR
Index TSR

Cumulative TSR of the Company and Cumulative TSR of the Peer Group

As demonstrated by the following graph, based on an initial $100 investment on September 17, 2020, the Company’s cumulative TSR outperformed the referenced index as of December 31, 2020 and December 31, 2021, while slightly underperforming as of December 31, 2022, and December 31, 2023.

TSR Performance
$129.11 BNL
$132.33 MSCI US REIT Index
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
2020
2021
2022
2023
BNL
Index TSR

64	2024 Proxy Statement

BENEFICIAL OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table shows, as of March 1, 2024, the amount of our Common Stock beneficially owned (unless otherwise indicated) by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock based upon information furnished by such owners in public filings; (2) each of our directors and nominees for election as a director; (3) each of our named executive officers; and (4) all of our directors and executive officers in the aggregate. The address for each of the persons or entities named in the following table is 207 High Point Drive, Suite 300, Victor, New York 14564, unless otherwise noted.

Name of Beneficial Owner	Number of Shares of Common Stock (1)		Percentage of Common Stock (2)
Greater than 5% Stockholders	—		—
BlackRock, Inc.	19,185,422	(3)	10.18%
Principal Real Estate Investors, LLC	14,244,366	(4)	7.56%
The Vanguard Group	27,784,238	(5)	14.75%

Directors and Named Executive Officers
John D. Moragne (6)	363,784		*
Ryan M. Albano	268,578		*
Kevin M. Fennell	158,781		*
John D. Callan, Jr. (7)	85,499		*
Roderick A. Pickney (8)	56,024		*
Denise Brooks-Williams	17,679		*
Michael A. Coke (9)	57,769		*
Jessica Duran	6,254		*
Laura Felice	6,254		*
Laurie A. Hawkes (10)	117,550		*
David M. Jacobstein (11)	50,987		*
Shekar Narasimhan (12)	94,203		*
James H. Watters	105,216		*
All directors and executive officers as a group (15 persons)	1,534,025		*

* Less than 1% of the outstanding shares of our Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the SEC. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote, or to direct the voting of, such security, or “investment power,” which includes the right to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) The percentages indicated are based upon the number of shares of Common Stock held by the stockholder divided by the approximately 188,372,754 shares of our Common Stock outstanding as of March 1, 2024.

(3) Based upon information contained in a Schedule 13G/A filed on January 8, 2024, BlackRock, Inc. has sole voting power over 18,500,428 of the reported shares, sole dispositive power over all of the reported shares and no shared voting or shared dispositive power with respect to any of the reported shares. The principal business address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(4) Based upon information contained in a Schedule 13G/A filed on February 13, 2024, Principal Real Estate Investors, LLC has shared voting and shared dispositive power with respect to all of the reported shares and no sole voting or sole dispositive power with respect to any of the reported shares. The principal business address for Principal Real Estate Investors, LLC is 801 Grand Avenue, Des Moines, IA 50392.

(5) Based upon information contained in a Schedule 13G/A filed on February 13, 2024, The Vanguard Group has shared voting power over 280,795 of the reported shares, sole dispositive power over 27,306,149 of the reported shares, shared dispositive power over 478,089 of the reported shares and sole voting power over none of the reported shares. The principal business address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(6) The reported shares are owned jointly with Mr. Moragne’s spouse, with respect to which Mr. Moragne shares voting and investment power.

(7) The reported shares are owned jointly with Mr. Callan’s spouse, with respect to which Mr. Callan shares voting and investment power.

65	2024 Proxy Statement

(8) Mr. Pickney resigned from the Company, effective March 15, 2024.

(9) Includes 22,952 shares owned by a family trust of which Mr. Coke is co-trustee and with respect to which Mr. Coke and members of his immediate family are the sole beneficiaries.

(10) The reported shares are owned by a trust of which Ms. Hawkes is the trustee and with respect to which Ms. Hawkes has sole voting and investment power.

(11) Includes 20,559 shares owned of record by an IRA account for the account of Mr. Jacobstein, and 16,402 shares owned by a trust of which Mr. Jacobstein is the trustee and with respect to which Mr. Jacobstein has sole voting and investment power.

(12) Includes 89,203 shares owned by Beekman Advisors, Inc., of which Mr. Narasimhan is the Managing Partner, and with respect to which Mr. Narasimhan disclaims any beneficial ownership.

66	2024 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related party transactions are transactions in which we are a participant where the amount involved exceeds $50,000 and a member of our Board of Directors, an executive officer, or a holder of more than 5% of our voting securities (or an immediate family member of any of the foregoing) has a direct or indirect material interest. Our Code of Ethics and the Corporate Governance Guidelines each prohibit directors and executive officers from engaging in transactions that may result in a conflict of interest with us. Pursuant to our Code of Ethics, Related Party Transaction Policy and our Audit Committee’s charter, the Board of Directors has delegated to the Audit Committee the ability to pre-approve or ratify (as applicable) any transaction involving a director, executive officer or 5% stockholder in which the aggregate amount involved is expected to be less than $500,000 or that otherwise may create a conflict of interest. The Audit Committee shall refer any related party transaction in which the aggregate amount involved is expected to be $500,000 or greater to the full Board of Directors, excluding any interested director(s).

Our Code of Ethics, the Corporate Governance Guidelines, and the Audit Committee charter are available on our website at https://investors.bnl.broadstone.com.

The following is a summary of certain related party transactions. The related party transactions listed below were all approved by our Board of Directors.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require that, subject to certain conditions, we indemnify each director and officer to the fullest extent permitted by law against any and all liabilities and expenses to which they may become subject by reason of their service as a director, officer, employee, or agent of our Company, and that we advance to each director and officer all reasonable expenses incurred by each director or officer in defense of any claim or proceeding without any preliminary determination of the director’s or officer’s entitlement to indemnification; provided, that any amounts advanced will be refunded to us by the indemnified director or officer if it is ultimately determined that they did not meet the standard of conduct necessary for indemnification. The indemnification agreements also require that we maintain directors’ and officers’ liability insurance covering our directors and officers on terms at least as favorable as the policy coverage in place as of the date each indemnification agreement is entered into unless otherwise approved by a majority of our Board of Directors. Each indemnification agreement may only be amended by the mutual written agreement of our Company and the director or officer party thereto.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers, or employees for which indemnification is sought.

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AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company incorporates it by specific reference.

Management is responsible for the Company’s financial statements, internal controls, and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is governed by a charter, a copy of which is available on our website at https://investors.bnl.broadstone.com. The Audit Committee charter is designed to assist the Audit Committee in complying with applicable provisions of the Exchange Act, which relate to corporate governance and many of which directly or indirectly affect the duties, powers, and responsibilities of the Audit Committee.

Review and Discussions with Management and Independent Registered Public Accounting Firm. In this context, the Audit Committee has met and held discussions with management regarding the Company’s financial statements and internal controls. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Auditing Standards No. 1301 Communications with Audit Committees, issues regarding accounting and auditing principles and practices, and the adequacy of internal control over financial reporting that could significantly affect the Company’s financial statements.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letters required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee has reviewed the original proposed scope of the annual audit of the Company’s financial statements and the associated fees and any significant variations in the actual scope of the audit and fees.

Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 21, 2024.

AUDIT COMMITTEE

Michael A. Coke, Chair
Jessica Duran
Laura Felice
David M. Jacobstein

68	2024 Proxy Statement

PROPOSAL NO. 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

Our Audit Committee and Board of Directors has determined to engage Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Deloitte & Touche LLP has acted as our independent registered public accounting firm for our three most recent fiscal years. Although ratification by stockholders of this selection is not required, the selection of Deloitte & Touche LLP as our independent registered public accounting firm will be presented to the stockholders for their ratification at the Annual Meeting. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider its choice, taking into consideration the views of the stockholders, and may, but will not be required to, appoint a different independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

Fees Paid to Deloitte & Touche LLP

The following table shows the amounts that were billed to us by Deloitte & Touche LLP during the last two fiscal years for “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees,” respectively:

Fee Type	Fiscal Year Ended December 31, 2023	Fiscal Year Ended December 31, 2022
Audit Fees	1,120,000	$1,220,000
Audit-Related Fees	—	—
Tax Fees	693,995	$707,000
All Other Fees	—	—

Total	$1,813,995	$1,927,000

Audit Fees. These amounts relate to the annual audit of our consolidated financial statements included in our Annual Report on Form 10-K, quarterly reviews of interim financial statements included in our Quarterly Reports on Form 10-Q, and additional services typically provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements.

Audit-Related Fees. These amounts relate to assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported as “Audit Fees,” above. Deloitte & Touche LLP did not provide any services billed under this category for the last two fiscal years.

Tax Fees. These amounts relate to professional services for tax compliance, advice, and planning.

All Other Fees. These amounts relate to other products and services not considered to fall under the categories above. No additional services were provided by Deloitte & Touche LLP to us for the last two fiscal years.

69	2024 Proxy Statement

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval by the chair of the Audit Committee of audit, non-audit and tax services that may be provided by our independent registered public accounting firm. Committee pre-approval is not required for audit, non-audit and tax services customarily included in the performance of independent audit engagements related to the review and issuance of annual financial statements and opinion letters, so long as the services to be performed are included in the applicable engagement letter. All audit and non-audit services performed by Deloitte & Touche LLP during the fiscal years ended December 31, 2023 and 2022, were pre-approved in accordance with this policy. These services have included audit services, tax services, and all other services. The Audit Committee did not pre-approve any other products or services that did not fall into these categories, and Deloitte & Touche LLP provided no other products or services during the past two fiscal years.

Required Vote

You may vote “FOR,” “AGAINST,” or “ABSTAIN” on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024, requires the affirmative vote of at least a majority of all votes cast at the Annual Meeting or by proxy. For purposes of the vote on the ratification of Deloitte & Touche LLP, any shares not voted (whether by abstention, broker non-vote, or otherwise) will not be counted as votes cast and will have no impact on the result of the vote, although abstentions will count toward the presence of a quorum.

The stockholder vote on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 is not binding on the Company. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Board Recommendation

Our Board of Directors unanimously recommends you vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024.

70	2024 Proxy Statement

OTHER MATTERS

As of the date of this Proxy Statement, neither our management nor our Board of Directors knows of any matters to come before the Annual Meeting other than the matters presented herein. If, however, any other matters do properly come before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the persons designated as proxies to vote in accordance with their discretion with respect to such matters insofar as such proxies are not limited to the contrary.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

71	2024 Proxy Statement

HOUSEHOLDING OF PROXY MATERIALS

We and some brokers “household” the annual report and proxy materials, delivering a single copy of each to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, including the annual report, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker, if your shares are held in a brokerage account, or us, if you hold registered shares, at which time we will promptly deliver separate copies of the materials to each of the affected stockholders or discontinue the practice, according to your wishes. You can notify us by sending a written request to Broadstone Net Lease, Inc., Attn: Investor Relations, 207 High Point Drive, Suite 300, Victor, New York 14564 or by telephone at 585-287-6500.

72	2024 Proxy Statement

PROPOSALS FOR NEXT ANNUAL MEETING

Under SEC regulations, any stockholder desiring to make a proposal to be acted upon at our 2025 annual meeting of stockholders must cause such proposal to be received at our principal executive offices located at 207 High Point Drive, Suite 300, Victor, New York 14564, Attention: Secretary, no later than November 21, 2024 in order for the proposal to be considered for inclusion in our Proxy Statement for that meeting; provided, however, that in the event that the date of the 2025 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the Annual Meeting, the deadline for the delivery of such stockholder proposal will be a reasonable time prior to the date we begin to print and send our proxy materials. Stockholders also must follow the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act.

Pursuant to Article II, Section 12(a)(2) of our Bylaws, if a stockholder wishes to present a proposal at the 2025 annual meeting of stockholders, whether or not the proposal is intended to be included in the Proxy Statement for that meeting, the stockholder must give advance written notice thereof to our Secretary at our principal executive offices, no earlier than October 23, 2024 and no later than 5:00 p.m., Eastern Time, on November 22, 2024; provided, however, that in the event that the date of the 2025 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the Annual Meeting, written notice of a stockholder proposal must be delivered no earlier than the 150th day prior to the date of the 2025 annual meeting of stockholders and no later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2025 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2025 annual meeting of stockholders is first made. Any stockholder proposals not received by us by the applicable date in the previous sentence will be considered untimely. Rule 14a-4(c) promulgated under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits with respect to such untimely proposals.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, if a stockholder wishes to solicit proxies in support of director nominees other than the Company’s director nominees at the 2025 annual meeting of stockholders, the stockholder must give advance written notice thereof to our Secretary at our principal executive offices no later than March 3, 2025; provided, however, that in the event that the date of the 2025 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the Annual Meeting, written notice of a stockholder proposal must be delivered on the later of the 60th day prior to the date of the 2025 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2025 annual meeting of stockholders is first made.

73	2024 Proxy Statement

ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which contains all of the financial information (including the Company’s audited financial statements and financial statement schedules) and certain general information regarding the Company, may be obtained without charge from our website at https://investors.bnl.broadstone.com, or by calling our Investor Relations team at 585-287-6500.ote

WITHHOLD #P2# #P3# #P4# #P5# #P6# #P7# #P8# #P9# #P10# ABSTAIN #P11# Signature (if held jointly)

74	2024 Proxy Statement

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY Broadstone Net Lease, Inc. .O. BOX 8016, CARY, NC 27512-9903 Broadstone Net Lease, Inc. INTERNET Go To: www.proxydocs.com/BNL • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-390-5372 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/BNL. Registration Deadline: April 29, 2024 at 5:00 PM, Eastern Time Annual Meeting of Stockholders For Stockholders of record as of March 1, 2024 DATE: Thursday, May 2, 2024 TIME: 1:00 PM, Eastern Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/BNL for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned stockholder of Broadstone Net Lease, Inc. (the "Company") hereby appoints as proxy John D. Callan Jr. and John D. Moragne, each acting alone, with the power to appoint his substitute, and hereby authorizes each such proxy to represent and to vote as designated below all shares of Common Stock of the Company held by the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 2, 2024, or any adjournment thereof. Each proxy holder is hereby authorized to vote in the discretion of such proxy holder upon such other business as may legally come before the meeting or any adjournment thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The named proxies above cannot vote your shares unless you sign, and date (on the reverse side) and return this card. If you are a stockholder of record and no instructions are specified, the named proxies will have authority to vote FOR all Director nominees in Proposal 1, and FOR Proposals 2 and 3. If you are a beneficial owner whose shares are held of record by a broker and no instructions are specified, a broker non-vote will occur. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE.

Broadstone Net Lease, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE 1. Election of Directors FOR AGAINST ABSTAIN 1.01 Laurie A. Hawkes 1.02 John D. Moragne 1.03 Denise Brooks-Williams 1.04 Michael A. Coke 1.05 Jessica Duran 1.06 Laura Felice 1.07 David M. Jacobstein 1.08 Shekar Narasimhan 1.09 James H. Watters FOR AGAINST ABSTAIN 2. To approve, in a non-binding advisory vote, the compensation of the Company's named executive officers as described in the Company's 2024 proxy statement; 3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024; and 4. To transact such other matters as may properly come before the meeting or any adjournment or postponement thereof. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If the account is held jointly, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFL Date Signature (if held jointly) Date.